Exhibit 10.1

LEASE AGREEMENT

THIS LEASE made as of the 22nd day of June, 2004 between AMERIPATH, INC. a Delaware Corporation, hereinafter referred to as “Lessee”, and 7111 FAIRWAY, L.L.C. a Florida Limited Liability Company, hereinafter referred to as “Lessor”.

WITNESSETH

A. DESCRIPTION OF PREMISES:

For and in consideration of the covenants and agreements herein contained, Lessor hereby leases to Lessee and Lessee rents from Lessor subject to the terms, covenants and conditions of this Lease those certain Premises (the “Premises”) constructed or to be constructed as outlined on the Floor Plan attached hereto as Addendum A and made a part hereof which is known as Suite #400 being deemed to contain for all purposes under this lease 22,525 “rentable square feet” computed in accordance with the last sentence of this Paragraph A, on the Fourth floor of the building located at 7111 Fairway Drive, Palm Beach Gardens, Florida 33418. The “rentable square footage” of the Premises shall be deemed to be 22,525 square feet for all purposes under this lease. The parties acknowledge that exact measurement is not possible and agree that the “Rentable Square Footage” of the Premises shall be as stated above, notwithstanding any measurements to the contrary.

B. TERM:

The term of this Lease shall be for Five (5) years, commencing on October 1, 2004 (the Estimated Completion Date” for improvements to the Lessee’s Premises) or such earlier date if Lessee takes possession of the Premises prior thereto, and ending at 5:00 P.M. on September 31,2009, subject to prior termination or extension pursuant to the terms contained herein and the applicable provision of Florida law. In the event the Premises are not completed by the Estimated Completion Date as a result of Lessor’s failure to complete its work as described on Addendum B, the commencement of rent shall be as specified in Section 6, of the Standard Lease Provisions.

C. BASE RENT:

Subject to adjustments in the amount of Base Rent for each Lease Year (as hereinafter defined in Section 1 of the Standard Lease Provision hereof) Lessee agrees to pay Base Rent to the Lessor at c/o Merin Hunter Codman, Inc. at 1601 Forum Place, Suite 200, West Palm Beach, Florida 33401, or at such place as may be designated from time-to-time by Lessor. As used hereinafter in this Lease, the term “Base Rent” shall include the Premises Base Rent and the Parking Space Rent, collectively, as such amounts are adjusted for each Lease Year, as provided in the Lease.

1. The annual amount of Four Hundred Twenty Seven Thousand Nine Hundred Seventy Five and 00/100 ($427,975.00) Dollars plus sales tax thereon as Base Rent for the Premises, payable in equal consecutive monthly installments in advance, on the first day of each month during the term of this Lease (hereinafter referred to as the “Premises Base Rent”).

2. The Base Rent shall be payable in lawful money of the United States, without any setoff or deduction.

3. The Base Rent shall be adjusted in accordance with Addendum “G” (Base Rent Schedule) attached hereto and made a part of this Lease.

D. OPERATING EXPENSES:

1. Subject to adjustment each year during the term of this Lease, the estimated Operating Expenses payable by Lessee to Lessor during the first year of the term hereof shall be in the amount of One Hundred Sixty Three Thousand Three Hundred Six and 25/100 ($163,306.25) Dollars plus sales tax in lawful money of the United States payable in accordance with the terms set forth hereinafter, concurrently with the payment of Base Rent. Operating Expenses shall constitute additional Rent for all purposes under the Lease. Lessee’s proportionate share is 26.65% of Operating Expenses.

2, The Operating Expenses shall be payable in lawful money of the United States, without any setoff or deduction.

E. PREPAID RENT:

1, Upon execution of this Lease, Lessee agrees to deliver to Lessor One Hundred Ten Thousand Four Hundred Sixty Eight and 60/100 ($110,468.60) Dollars as a Prepaid Rent to be applied towards the first and last month’s Base Rent and Operating Expenses, including sales tax (“Prepaid Rent”).

F. SECURITY DEPOSIT:

1. Upon execution of this Lease, Lessee agrees to deliver to Lessor Fifty Eight Thousand Two Hundred Thirty Eight and 77/100 ($58,238.77) Dollars as a Security Deposit (“Deposit”) to be applied as set forth in Section 9 of the Standard Lease Provisions.

G. USE OF PREMISES:

The Lessee covenants that the Premises shall be used and occupied only for general offices and for no other purposes.

H. STANDARD LEASE PROVISIONS:

This Lease includes the Standard Lease Provisions containing Sections numbered 1 through 49 and the Addenda A B, C, D, E, F, G, H, I, and J which are attached hereto and by this reference incorporated into the Lease. Each of the preceding Paragraphs A through G is subject to the Standard Lease Provisions and Addenda.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed on

Witnesses:	/s/ STEPHEN A. DILLEMUTH	Lessee:	AMERIPATH, INC., a Delaware corporation

	Stephen A. Dillemuth	By:	/s/ DAVID L. REDMOND	(seal)

Witnesses:	/s/ BOB COPELAND	Official Title:	EVP & CFO
Bob Copeland
(As to Lessee)

Witnesses:	/s/ MALIKA BASNEER	Lessor:	Seavest, Inc., Agent for 7100 FAIRWAY L.L.C., a Florida limited liability company

	Malika Basneer	By:	/s/ Illegible	(seal)

Witnesses:	/s/ MARGARET CANTOR	Official Title:	V.P.

Margaret Cantor

STANDARD LEASE PROVISIONS

1.	DEFINITIONS

A. Not Used.

B. “Common Area” means all portions of the Real Property which are intended for the common use and enjoyment of all tenants, including without limitation, the lobby area, all hallways, stairways, elevators and rest rooms within the Building, the parking garage, the parking areas, and all driveways, walkways and landscaped areas within the Real Property.

C. “Lease Year” means each calendar year during the term of this Lease.

D. “Lessee’s Proration Percentage” represents the proportion that the rentable square footage of the Premises bears to the rentable square footage of the Building. The rentable square footage of the Building is the sum of the rentable square footage of all premises, (leased or unleased) in the Building, and for all purposes under this Lease shall be conclusively deemed to be 84,522 square feet. The rentable square footage of the Premises is set forth in Paragraph A on page 1 of this Lease and the proration percentage is as specified in Paragraph D on page 1 of this Lease.

E. “Operating Expenses” means and includes: (a) all reasonable expenses paid or incurred by Lessor for maintaining, operating and repairing the Real Property, the office tower and all other systems and components of the building of which the Premises are a part (hereinafter called the “Building”), and other parking areas, the curbs, sidewalks and plazas adjoining the same, including but not limited to the cost of painting, cleaning, refurbishing, recarpeting, redecorating, gardening, planting, seeding and maintenance of landscaped areas, trash removal, drain maintenance, security guard service, exterior maintenance of the improvements, window cleaning, janitorial service, uniforms, management fees, asset management fees, supplies and sundries; (b) utility expenses incurred by Lessor in furnishing utility services for the Real Property, including the cost of electricity, gas or other fuel, heating, lighting, air-conditioning, sewer and waste water service and general surface drainage; (c) those expenses paid or incurred by Lessor for insurance, including but not limited to fire, extended coverage, liability, workers compensation, elevator, or any other insurance carried in good faith by Lessor and applicable to the Real Property; and which are normally in place in comparable properties in Florida, or without limitation, are required by any party who holds a mortgage on the Real Property, (d) the cost of rental of all supplies, tools, materials and equipment, including expenses paid or incurred by Lessor for sales or use taxes on supplies or services; (e) to the extent equitably apportioned to the Real Property if relating to more than one property, the cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Real Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost of expense which Lessor pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Real Property; (f) to the extent reasonably necessary to supplement the work of the employees covered by item (e) above, the charges of any independent contractor who, under contract with Lessor or its representatives, does any of the work of operating, maintaining or repairing the Real Property, including without limitation the charges for services, materials and supplies furnished in connection with the operation, maintenance or repair of any part of the Building or the heating, air-conditioning, ventilating, plumbing, roofing, electrical, elevator and other systems of the Building; (g) depreciation of hand tools and other moveable equipment used in the repair, maintenance or operation of the Real Property; (h) legal, accounting, and other professional expenses incurred in connection with the operation, maintenance and management of the Real Property, including, but not limited to, such expenses as relate to seeking refunds of or obtaining reductions in the taxes; (i) the amortized portion of the cost of any capital improvement or alteration made to the Real Property which is either required by any law first enacted after the Commencement Date (or governmental regulation first enacted after the Commencement Date) or intended by Lessor to reduce operating costs or expenses, it being understood that such amortization shall be in accordance with generally accepted accounting principles, over the useful, life of such capital improvement or alteration and include interest at the prime rate in effect on the date of installation of the capital improvement; (j) reasonable reserves as determined by Lessor to be necessary for the efficient operation, management and repair of the Premises and the Building to the extent such reserves relate to Operating Expenses that are reasonably anticipated to be incurred during the Term or the renewal term specified in Addendum H, clause 1; (k) all real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, including the sales taxes of other governmental taxes, fees or charges on account of rent and any other federal, state, city, county or other local governmental charges or charges by any school, drainage or other special improvement district, general, special, ordinary or extraordinary (but not including income taxes or any other taxes imposed upon or measured by Lessor’s income or profits, unless the same shall be imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the Real Property (hereinafter the “Taxes”); and (l) all assessments to Lessor arising under the Declaration. In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a Lease Year shall be included in Taxes for that Lease Year. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Real Property for the operation thereof. The amount of Taxes attributable to any Lease Year shall be the amount of Taxes payable in such year, notwithstanding that in each case the assessments for such Taxes may have been made for a different year or years than the year in which payable; and (m) any other reasonable expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, or repairing the Building. If any Operating Expense, though paid in one (1) year, relates to more than one (1) calendar year, at the option of Lessor such expense may be proportionately allocated among such related calendar years. If during any calendar year any rentable space in the Building shall be vacant or unoccupied, at Lessor’s option, the Operating Expense for such calendar year shall be adjusted to reflect the expenses that would have been incurred if such space had been occupied.

The purpose of the immediately preceding sentence is to “gross-up” Operating Expenses that vary by occupancy and shall not result in any profit to Lessor (i.e., Lessor shall not recover more than 100% of Operating Expenses by operation of the foregoing sentence). Any Operating Expense(s) shared by more than one building or property shall be equitably apportioned among all such buildings and properties.

Notwithstanding the above, the following are excluded from the definition of Operating Expenses; (a) real estate broker’s leasing commission; (b) depreciation (except as provided above), interest on the amortization of debt (except as provided above); (c) leasehold improvements made for new tenants of the Building; (d) refinancing costs; and (e) the cost of any work or services performed for any tenants of the Building to the extent that such work or service are separately reimbursed and (f) those items specified in Addendum J.

F. “Unity of Control” The building in which the Premises is located (“Building”) has been developed in an office park (“Office Park”) containing two office buildings and other appurtenant facilities including, without limitation, the paths, sidewalks, benches, roadways, drives, vehicular and pedestrian circulation areas, parking areas, common signage, utility facilities, patio areas and lakes, lawns, landscaped areas, exterior lighting facilities and similar common elements of the Office Park (“Common Areas”). The Building is subject to that certain Declaration of Unity of Control recorded in Official Record Book 12926, Page 1269 Public Records of Palm Beach County, Florida (the “Unity of Control”) (see Addendum “I”) and that certain Declaration of Covenants, Conditions, Easements and Restrictions recorded in Official Record Book 13082, Page 1790, Public Records of Palm Beach County, Florida (the “Declaration”)(see Addendum “I”), copies of which has been provided to you by the Lessor. The Unity of Control provides among other things for the right of perpetual non-exclusive access to the Common Areas. The Declaration provides among other things for (i) Maintenance Obligations of the owner of the Building and the second office building in the Office Park; (ii) non-exclusive easements for the benefit of both buildings in the Office Park and their tenants, including parking, ingress and egress to the Common Areas; and (iii) shared assessments to each of such building owners for the annual costs and expenses of the management, maintenance, operation, repair and replacement of the Common Areas, and for Special Assessment for certain specified events.

G. “Real Property” means the Building, the land and real property owned or leased by Lessor upon which the Building stands or which is adjacent thereto, and used in connection with the operation of the Building and its common areas.

2.	BASE RENT

A. The Base Rent set forth in Paragraph C on the cover page of this Lease shall be adjusted at the commencement of each Lease Year in accordance with the schedule in Addendum G.

3.	OPERATING EXPENSES

A. In addition to the Base Rent, as annually adjusted, Lessee shall pay to Lessor during each Lease Year, including the calendar year in which the Lease term expires, Lessee’s share of the Operating Expenses for the Lease Year. Lessee’s share of Operating Expenses shall be computed by multiplying the amount of the Operating Expenses by Lessee’s Proration Percentage.

B. On or about the commencement of each Lease Year, Lessor shall provide Lessee with a written estimate of Lessee’s share of the Operating Expenses for the forthcoming Lease Year. Lessee shall thereafter pay to Lessor, concurrent with the payment of Base Rent during the Lease Year, one-twelfth (1/12) of Lessee’s share of the Operating Expenses, as set forth on Lessor’s written estimate. In the event that Lessor revises its estimate of Lessee’s share of the Operating Expenses, or if Lessor furnishes such estimate subsequent to the commencement of a Lease Year, Lessor shall furnish to Lessee a statement of any adjustments to be paid or refunded as a result of such revision or late estimate, which adjustment shall, be paid with, or credited against, the next monthly payment by Lessee of its share of Operating Expenses or, paid directly to Lessee if a credit is due following Lease expiration. Failure of Lessor to submit the written estimate shall not waive any rights of Lessor hereunder.

C. No later than April 1 of each Lease Year, Lessor shall submit to Lessee a statement of Lessee’s share of the actual Operating Expenses for the immediately preceding Lease Year. If Lessee’s share of the actual Operating Expenses exceeds the estimate prepared by Lessor at the commencement of the preceding Lease Year, then Lessee shall pay the difference to Lessor, in a single payment, within fifteen (15) days after receipt from Lessor of the amount due. In the event that Lessee’s share of the actual Operating Expenses is less than the estimate prepared by Lessor, then the difference shall be credited to Lessee against current monthly payments of Operating Expenses or, if the term of this Lease has expired or terminated, and Lessee is not then in uncured default under this Lease then Lessor shall reimburse no later than July 1st of the calendar year following such expiration or termination.

D. Lessee may examine (and copy, at Lessee’s expense, for Lessee’s use off-site) Lessor’s records regarding Operating Expenses during normal business hours within ninety (90) days following the issuance to the Lessee of the Statement of Actual Operating Expenses. The Statement of Actual Operating Expenses (the “Statement”) shall be considered as final and acceptable to Lessee unless Lessee objects to the Statement by written notice to the Lessor within one hundred eighty (180) days following the issuance of the Statement. It Lessee disputes the accuracy of the Statement, and if such dispute shall not have been settled by agreement between Lessor and Lessee within sixty (60) days of Lessor’s receipt of Lessee’s notice of objection as aforesaid, the issue shall be conclusively determined by an audit performed by a certified public accounting firm located in Palm Beach County and selected by Lessor but reasonably acceptable to Lessee. Pending resolution of the dispute by the certified public accountant, Lessee shall pay the amount indicated in the Statement of Actual Operating Expenses, without prejudice to Lessee’s position. If the dispute is resolved in Lessee’s favor, any overpayment due to Lessee shall be credited against Lessee’s share of the Operating Expenses for the current Lease Year or, paid directly to Lessee if a credit is due following Lease expiration, and Lessor shall pay the cost of the audit.

If the dispute shall be determined in Lessor’s favor, Lessee shall pay the cost of the audit, which expenses shall be deemed to constitute additional Rent hereunder.

E. The additional building or buildings may be added to the Real Property. In the event additional building or buildings are added to the Real Property, Lessor reserves the right to reasonably prorate operating expenses attributable to the Real Property between the Building and other buildings on the Real Property.

4.	PAYMENT OF RENT

A. For all purposes under this Lease and under law, the Premises Base Rent as adjusted, the Parking Space Base Rent, as adjusted, Lessee’s share of the Operating Expenses as adjusted, and all other sums due from Lessee to Lessor under this Lease shall be deemed to constitute Rent, and the term “Rent” as used herein shall be deemed to include all such amounts.

B. Lessee shall pay the Rent to Lessor promptly when due without notice or demand therefor and without any abatement, deduction, counterclaim or setoff for any reason whatsoever, except as may be expressly provided in this Lease. No payment by Lessee or receipt or acceptance by Lessor of a lesser amount than the correct Rent shall be deemed to be other than the payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction and Lessor may accept such payment without prejudice to its rights to recover the balance or pursue any other remedy in this Lease or at law. Lessee’s obligation to pay the Rent for the full term of this Lease shall survive the expiration or earlier termination of the term hereof.

5.	LATE PAYMENTS

If any payment of Rent or other sums due hereunder is received later than the seventh day of the month, a late fee of two hundred ($200.00) dollars shall be paid by Lessee, upon demand by Lessor, for each day beyond the seventh, unless a lesser rate shall then be the maximum rate permissible by law, in which event, said lesser rate shall be charged. This late fee shall be in addition to and not in exclusion of any other sums payable by Lessee due to Lessee’s failure to pay when due any sums hereunder. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

6.	COMMENCEMENT OF RENT AND TERM

The term of this Lease and Lessee’s obligation to pay Rent shall commence on the Estimated Completion Date or earlier date, if Lessee assumes possession, as specified in Paragraph B of this Lease Agreement. However, in the event the Premises have not been completed by the Estimated Completion Date sufficient for a certificate of occupancy (“C.O.”) to have been issued therefor, then the commencement of Rent shall be postponed until such time as a C.O. for Lessee’s Premises has been issued and the date for expiration of the Lease term shall be similarly postponed by the same number of days between the earlier of the Estimated Completion Date or the date of possession and the date of issuance of a C.O. Under no circumstances, however, may Lessee enter into possession of the Premises prior to completion of improvements to the Premises by Lessor, except upon the express written consent of Lessor and subject to any terms of such consent. Should the term of this Lease and the Lessee’s obligation to pay Rent commence on a day other than the first day of a month, then the term of this Lease, for purposes of calculating the length of term only, shall commence on the first day of the following month, but Lessee shall nevertheless be subject to all terms and conditions of this Lease for the fractional month preceding the commencement of this Lease during which Lessee is in occupancy. The Lessee shall pay Rent for the fractional month preceding the commencement of this Lease, if the term of this Lease commences on a day other than the first day of a month, on a per diem basis (calculated on the basis of a thirty-day month) payable on commencement of the term of this Lease. Prepaid first month’s rent to be credited to any fractional payment. Any Rent payment hereunder for any other fractional month shall likewise be calculated and paid on such per diem basis.

Lessor shall not unreasonably withhold its consent for Lessee or its vendors to enter the Premises within thirty (30) days of the anticipated occupancy date for the purposes of readying the Premises for occupancy subject to the terms of Addendum “D”, however, in no case, shall Lessor be held liable for any damage or delays caused by such entry. Such entry shall not constitute possession of the Premises, or conduct of business by Lessee within the Premises, for purposes of Section (B) above, Section (6) above or for triggering the Commencement Date of this Lease.

7.	CONSTRUCTION OF LEASED PREMISES

A.	Lessor’s Work. Lessor agrees that it will supply, at its own expense, the work described and set forth on Addendum B, annexed hereto and made a part hereof (“Lessor’s Work”). Lessor shall contribute not more than Five Hundred Forty Two Thousand Three Hundred Eighty Eight and No Cents Dollars ($542,388.00) (the “Allowance”) towards all costs associated with Lessor’s Work which costs shall include, but not be limited to, architectural and engineering fees, labor, materials, and permits, and the Lessor’s construction management fee of five (5%) percent. In the event the plans and construction requirements shown on the plan in Addendum B require materials and labor or other costs beyond the scope specified in Addendum B, or to the extent total costs of said work exceeds the Allowance (“Excess Costs”), these Excess Costs shall be payable to the Lessor by the Lessee as follows: Fifty Percent (50%) of the estimated Excess Costs prior to commencement of Lessor’s Work and the balance of all Excess Costs upon the issuance of a Certificate of Occupancy for the Premises.

Lessee may elect to amortize not more than Sixty Eight Thousand Eight Hundred Dollars ($68,000.00) of Excess Costs (“Amortized Excess Costs”) over the term of the Lease and pay such Amortized Excess Costs in monthly installments of $20.28 per $1,000.00 amortized, together with Rent as Additional Rent for the entire term of the Lease. Under no circumstances shall Lessee occupy the Premises prior to making full payment to Lessor of all Excess Costs not amortized as noted above.

Lessor’s Work will be performed by Lessor in compliance with the following:

(i) The Lessor’s Work shall be diligently performed by Lessor and prosecuted to completion in a good and workmanlike manner, in compliance with all applicable laws, ordinances, codes, regulations and covenants.

(ii) Lessor shall solicit at least three (3) bids from general contractors selected by Lessor and approved by Lessee, approval shall not be unreasonably withheld, and Lessor and Lessee shall jointly select the winning bid or bids. All contractors from whom bids are solicited must be properly licensed, experienced and insured. Lessor shall then engage the contractors so selected pursuant to industry-standard contracts.

(iii) Lessor shall be responsible for filing the plans for Lessor’s Work with, and obtaining any permits and inspections as needed from time to time, from the appropriate governmental authorities.

(iv) Upon substantial completion of the Lessor’s Work, Lessee and Lessor shall inspect the Premises and generate a list of “punch-list” items, if any, which punch list items Lessor agrees to complete within a reasonable time thereafter.

(v) During the performance of the Lessor’s Work and thereafter, Lessor shall enforce all available warranties and shall permit Lessee to enforce any such warranties directly at Lessee’s option.

(vi) After the date of this Lease, any changes or upgrades to the approved plans shall be mutually agreed upon in writing by both Lessor and Lessee.

B. Lessee’s Work. Lessee agrees to perform all other work, at its own cost and expense, (“Lessee’s Work), which is necessary to make the Premises conform with Lessee’s plans as approved by Lessor.

If Lessee is performing work beyond the scope of work shown in Addendum B prior to Lease Commencement then within thirty (30) days after the execution of this Lease, Lessee shall furnish to Lessor, for Lessor’s written approval, plans and specifications showing a layout, fixturing plan, interior finish, and any work to be done or equipment installed by Lessee affecting any structural, mechanical or electrical part of the Premises or the Building or the installation of which may delay Lessor’s completion of Lessor’s work. Lessee shall not commence any of Lessee’s Work, or any subsequent alterations or improvements to the Premises, until Lessor has approved Lessee’s plans and specifications for same. It is the purpose of this requirement that Lessee’s Premises be fixtured and laid out so as not to be detrimental to the other premises adjoining the same. The purpose of the Floor Plan attached hereto as Addendum “A” is to show the approximate location of the Premises. The Lessor reserves the right, at any time, to add to or reduce or to relocate the various improvements, automobile parking areas, and other common areas as shown on the Floor Plan so long as same does not materially, adversely impact Lessee’s use and enjoyment of, or access to, the Premises.

8.	ACCEPTANCE BY LESSEE

Lessee agrees that the issuance of a C.O. for the improvements constructed by Lessor pursuant to Addendum B shall be deemed an acceptance of the Premises in its then existing condition with the exception of minor “punch list” items to be performed by Lessor. Lessor’s warranty for Lessor’s work shall reflect warranties provided by Lessor’s vendors performing Lessor’s Work.

9.	SECURITY DEPOSIT

A. Amount of Deposit. Lessee, simultaneously with the execution of this Lease, has deposited with the Lessor the sum stated in Paragraph F of the cover page of this Lease, receipt of which is hereby acknowledged by Lessor. The Deposit shall be held by Lessor. The Deposit may be commingled with other funds of Lessor, and Lessor shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the Rent herein reserved shall be overdue and unpaid beyond any applicable notice, cure or grace periods, or any other sum payable by Lessee to Lessor hereunder shall be overdue and unpaid beyond any applicable notice, cure or grace periods, then Lessor may, at the option of Lessor, appropriate and apply all or any portion of said deposit to the payment of any such overdue Rent or other sum.

B. Use and Return of Deposit In the event of the failure of Lessee to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Lessee beyond any applicable notice, cure or grace periods, then the Lessor, at its option, may appropriate and apply the Deposit or so much thereof as Lessor may deem necessary, to compensate the Lessor for all loss, cost, expense or damage sustained or suffered by Lessor due to such default or failure on the part of the Lessee. Should the entire Deposit or any portion thereof, be appropriated and applied by Lessor as permitted hereby, then Lessee shall, upon the demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore the Deposit to the original sum deposited, and Lessee’s failure to do so within fifteen (15) days after receipt of such demand shall constitute a default of this Lease. Should Lessee comply with all of said terms, covenants and conditions and promptly pay all of the Rent and additional rent herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, the Deposit shall be returned in full to Lessee within a reasonable time (not to exceed 90 days) following the expiration of the term of this Lease, or the earlier termination hereof.

C. Transfer of Deposit. Lessor may deliver the Deposit to the purchaser of Lessor’s interest in the Premises, in the event that such interest be sold, and thereupon Lessor shall be discharged from any further liability with respect to the Deposit.

10.	USE OF COMMON AREAS

The use and occupation by Lessee of the premises shall include the non-exclusive use, in common with others entitled thereto, of the hallways, elevators, toilets, stairways, entrance ways, grounds, loading facilities, sidewalks and customer car parking areas (hereinafter collectively “common areas”) as such common areas now exist or as such common areas may hereafter be constructed for the benefit of and as a part of the Building, and other facilities as may be designated from time to time by the Lessor, subject, however, to the terms and conditions of this Lease and to the Rules and Regulations for the use thereof as set forth in Addendum C hereto and by this reference incorporated herein as covenants of this Lease, and as may be reasonably prescribed from time to time by the Lessor so long as same are generally adopted for all tenants of the Building and Lessor uses commercially reasonable efforts to enforce said rules and regulations.

11.	USE OF PREMISES

Lessee hereby covenants to use and occupy the Premises for the sole and exclusive purpose of operating as set forth in Paragraph “F” on the cover page, and for no other use or purpose whatsoever without the Lessor’s prior written consent which may be withheld at the sole discretion of Lessor. Lessee covenants not to use or maintain the Premises in any unlawful manner or for any unlawful purposes, and shall promptly comply with any and all laws, ordinances, order, and regulations of any and all municipal, county, state, federal, and other governmental authorities that may pertain or apply to Lessee’s occupancy, use or business operations on the Premises at Lessee’s sole cost and expense, including, but not limited to, any and all energy or fuel conservation orders or regulations promulgated by any government authority. Notwithstanding anything to the contrary set forth hereinabove, Lessee shall not be obligated to make alterations to the Building or the Premises to comply with any such laws, ordinances, order, or regulations if same were promulgated on or before the Commencement Date, nor shall Lessee be obligated to make any alterations to comply with any such laws, ordinances, order, and regulations which are promulgated after the Commencement Date unless they are applicable to the Premises because of Lessee’s unique or particular type of use (as opposed to being applicable to occupied space in general) or as a result of any improvements, alterations, additions or improvements made by or on behalf of Lessee.

Lessee shall, additionally, in its use of the Premises comply with the Rules and Regulations as set forth in Addendum C hereof, and as may be prescribed from time to time by Lessor for the safety and order of the Property so long as same are generally adopted for all tenants of the Building and Lessor shall use commercially reasonable efforts to enforce said rules and regulations. Lessee shall make no use whatever of the Premises that would cause an increase in the fire insurance rate applicable to the Building upon the commencement of the term of this Lease and shall not do or permit to be done any act or thing which might subject Lessor to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being conducted on the Premises that is inconsistent with the ordinary activities of office tenants at the Building and in buildings comparable to the Building in the same market. Other than ordinary office and cleaning supplies, Lessee shall not bring any flammable material or substances or any articles of a dangerous nature or any heating or cooking units (other than small, non-commercial appliances installed in Lessee’s breakroom) into the Building or the Premises without the prior written consent of Lessor. No safes, heavy files, bookcases or other heavy equipment shall be allowed in the Building unless the weight, location and handling of the same is approved by the Lessor. Regardless of such approval, Lessee agrees to indemnify, defend and save Lessor harmless from all expenses and other damages, including attorneys fees and costs, incurred by Lessor resulting from the use or installation by Lessee of such heavy equipment in the Building, which indemnification shall survive the expiration or earlier termination of this Lease. Lessee shall not cause or permit any noise or odor that is objectionable to the public, to other occupants of the Building, or to Lessor, to emanate from the Premises and shall not create or maintain a nuisance thereon, and shall not disturb, solicit, or canvas any occupant of the Building, and shall not do any act tending to injure the reputation of the Building or the Premises. Other than ordinary office and cleaning supplies, Lessee shall not use, create, store or permit any toxic or hazardous material anywhere on the Real Property. Without limiting the foregoing, Lessee shall not dispose of any toxic or other hazardous waste through the plumbing system in the Building, or through the storm drainage system of the Real Property, nor shall Lessee violate any requirements of the Florida Department of Environmental Regulation or the Florida Department of Health, or any other governmental agency, with respect to waste disposal, Lessee agrees to indemnify, defend and save Lessor harmless from all expenses and other damages incurred by Lessor as a result of improper waste disposal by Lessee, which indemnification shall survive the expiration or earlier termination of this Lease. Lessee shall not cause or maintain any nuisance in or about the Premises, shall keep the Premises free of food or other materials that will attract rodents or vermin, and shall keep the Premises free of anything of a dangerous, noxious, or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat, or noise.

12.	ALTERATIONS

Lessee shall make no changes in or to the Premises of any nature without Lessor’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. Lessee shall conduct all alterations and improvements in a merchantable manner, subject to the prior written consent of Lessor. Any Lessee alterations, additions or improvements shall only be permitted, if at all, where such improvements are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises by using contractors or mechanics first approved by Lessor which consent shall not be unreasonably withheld. All alterations shall be performed subject to Addendum “D”.

All fixtures and all paneling, partitions, railing and like installations, installed in the Premises at any time, either by Lessee or by Lessor on Lessee’s behalf, shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the Premises unless Lessor by notice to Lessee no later than sixty (60) days prior to the date fixed as the termination of this Lease, elects to relinquish Lessor’s right hereto and to have them removed by Lessee, in which event, the same shall be removed from the Premises by Lessee prior to the expiration of the lease at Lessee’s expense unless said fixtures were installed pursuant to Addendum “B” of this Lease. Nothing in this article shall be construed to give Lessor title to or to prevent Lessee’s removal from time to time of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the Premises or upon removal of other installations as may be required by Lessor, Lessee shall immediately and at its expense, repair and restore any damage occasioned by such removal. All property permitted or required to be removed by Lessee at the end of the term remaining in the Premises after Lessee’s removal shall be deemed abandoned and may, at the election of Lessor, either be retained as Lessor’s property or may be removed from the Premises by Lessor at Lessee’s expense. Lessee shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any government or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Lessor and Lessee agrees to carry and will use Lessee’s contractors and sub-contractors to carry such workers compensation, general liability, personal property and property damage insurance as Lessor may reasonably require.

13.	SERVICES

Lessor agrees, except during the existence of an Event of Default by Lessee, to furnish the Premises with air conditioning and heat during the appropriate seasons from 7:00 A.M. to 7:00 P.M., Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturday of each week excluding legal holidays (those days when the New York Stock Exchange is closed). Lessor agrees to use commercially reasonable efforts to furnish to the Building and the Premises electricity and cold water sufficient for Lessee’s operations in the Premises. Lessor agrees to supply janitorial and pest control services for the hallways and common areas and for the interior of the Premises substantially in accordance with Addendum F attached hereto. If, for security or other valid reasons approved by Lessor, Lessee elects to provide separate janitorial and/or pest control services for the interior of the Premises it may do so, provided that the janitorial and/or pest control service company selected by Lessee shall be subject to the prior written approval of Lessor. Further, in such event, the Lessee shall indemnify, defend and save the Lessor harmless from all claims and damages, including attorney’s fees and costs, arising out of any acts or omissions of the Lessee’s janitorial and/or pest control service company. Upon request of the Lessor, the Lessee shall post with the Lessor a fidelity bond in form and substance satisfactory to the Lessor, applicable to all employees of the Lessee’s janitorial and/or pest control service company. The employment of its own janitorial and/or pest control service company shall not entitle the Lessee to any credit against its share of the Operating Expenses. Lessor shall supply landscaping and maintenance services for the grounds at the Building. Lessor will furnish elevator service, lighting replacement for common area lights, toilet room supplies, common area janitor service daily during the time and in the manner that such services are customarily furnished in comparable office buildings in Palm Beach County, Florida. All services rendered by Lessor shall be deemed an Operating Expense as aforementioned herein.

Lessor shall not be liable for any damages direct or indirectly resulting from, nor shall any Rent herein set forth be abated by reason of (1) installation, use, or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, or (2) failure to furnish or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Lessor or by the making of necessary repairs or improvements to the Premises or to the Building. The temporary failure to furnish any such services shall not be construed as an eviction of Lessee or relieve Lessee from the duty of observing and performing any of the provisions of this Lease. Notwithstanding anything contained herein to the contrary, should any Lessor supplied service be interrupted or unavailable due to the gross negligence of Lessor for five (5) or more consecutive business days, Lessee’s Rent shall abate beginning on the fifth (5th ) day services are interrupted or not available and shall continue to be abated until such time services are operational.

14.	AFTER HOURS SERVICES

Lessor shall use reasonable efforts to provide electric service and air conditioning and heat, as appropriate, upon reasonable request by Lessee, at times other than those specified in Paragraph 13 of the Lease. Lessee shall pay Lessor’s charges therefor upon demand, but no sooner than the next installment of monthly rent. The hourly charges shall be as follows:

(i)	$25.00 for each hour or portion thereof applied to each increment of 10,000 rentable sq. ft. or portion of 10,000 rentable sq. ft. for which after hours services are provided.

(ii)	The hourly fee may be adjusted by the Lessor in his sole discretion, provided that any increases in the hourly rate do not exceed an annual amount greater than six percent (6%) per year on a cumulative basis throughout the term of the Lease.

Notwithstanding, the charges specified herein will not be applicable for such services requested by Lessee if the use of the services occurs during normal building hours as specified above on a legal holiday, except for the following holidays, on which days Lessee will be charged as specified above: New Years Day, Memorial Day, 4th of July, Labor Day, Thanksgiving, and Christmas Day.

Lessor’s failure to provide the services provided herein shall not be deemed an event of default nor constructive eviction and the Lessee shall not have any right of offset in the event delivery of these services during the time specified in this paragraph is interrupted or unavailable for any reason.

15.	ASSIGNMENT AND SUBLETTING

Except as permitted below in the last subparagraph of this Section 15 (collectively, a “Permitted Assignment/Sublease”), Lessee shall not assign the right of occupancy under this Lease or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, provided that Lessee submits to Lessor a written request to consent no later then 30 days prior to the effective date of any assignment or sublet. Lessor shall notify Lessee of its consent or withholding of same within 30 days of receipt of Lessee’s written request. Notwithstanding the foregoing, except for a Permitted Assignment/Sublease, Lessee is absolutely prohibited from subleasing or assigning the Lease without Lessor’s consent, which may be withheld in the Lessor’s sole discretion, to any party who: a) has been presented space for lease in the Building or Real Property by the Lessor or its agents, and/or employees within the 120 days preceding Lessee’s request to sublease or assign, or b) is an occupant of the Building or Real Property at the time of Lessee’s request to sublet or assign for whom Lessor then has alternative space available in the Building. Lessor and Lessee agree that it shall not be unreasonable for the Lessor to withhold its consent if the proposed assignee or sublessee would be using the Premises for a use that is not compatible with the Building.

Lessee absolutely shall have no right of assignment or subletting if it is then in default of this Lease beyond the expiration of all applicable grace, notice and/or cure periods. Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Lessee shall continue to be liable for the performance of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent. Consent by Lessor to one or more assignments or sublettings shall not operate as a waiver of Lessor’s rights as to any subsequent assignments and sublettings. Except in connection with a Permitted Assignment/Sublease, Lessor shall have the sole option, which shall be, exercised by providing Lessee with written notice of terminating the Lessee’s rights and obligations under this Lease rather than permitting any assignment or subletting by Lessee, which must be exercised if within 30 days of Lessee’s request for consent. Except in connection with a Permitted Assignment/Sublease, should Lessor permit any assignment or subletting by Lessee and should the rentals received lump-sum or over-the term as a result of such assignment or subletting (when compared to the rentals still payable by Lessee to Lessor) be greater than would have been received hereunder had not Lessor permitted such assignment or subletting, then the excess shall be payable by Lessee to Lessor, it being the parties’ intention that Lessor, and not Lessee, shall be the party to receive any profit from any assignment or subletting. If there are one or more assignments by Lessee to which Lessor consents, the parties understand and agree, notwithstanding anything to the contrary, that any and all renewal options to be exercised subsequent to the date of such assignment and any and all options to lease additional space in the Building to be exercised subsequent to the date of such assignment are absolutely waived and terminated at Lessor’s sole option. The foregoing sentence does not apply to any Permitted Assignment/Sublease. In the event of the transfer and assignment by Lessor of its interest in this Lease and/or sale of the Building containing the Premises, the Lessor shall thereby be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of the Lessor for performance of such obligations.

Lessee shall have the right, without Lessor’s consent, to assign this Lease or sublet the leased premises or any part thereof: (i) to any corporation into which or with which Lessee merges or consolidates, (ii) to any parent of Lessee, subsidiary of Lessee, affiliate of Lessee or other entity under common control with Lessee or Lessee’s parent company, (iii) to any entity which is created or is the surviving entity in the event of a reorganization or merger, and/or (iv) to any entity that purchases or succeeds to all or substantially all of the assets of Lessee or Lessee’s parent, provided that in each of (i), (ii), (iii) and (iv) above the assignee (but not any sublessor, for which there shall be no net worth requirement) has a net worth at least equal to Lessee’s at the time of the requested assignment (collectively “Permitted Parties”), and provided further that any such assignee shall deliver to Lessor a copy of its merger or other certificate documenting any assignment by operation of law or, if not an assignment by operation of law, shall deliver to Lessor a copy of an assignment and assumption agreement whereby such assignee agrees to assume and perform all of the terms and conditions of this Lease on Lessee’s part from and after the effective date of such assignment. Lessee shall not be released from its liabilities and obligations hereunder by any such assignment or subletting except for an assignment of this Lease to a Permitted Party. The assignments and subleases permitted pursuant to this subparagraph are herein referred to as “Permitted Assignment/Sublease”.

16.	DAMAGE BY FIRE OR STORM

In the event that the Building should be totally destroyed by fire, hurricane, tornado, or other casualty, or in the event the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Lessor or Lessee may at its option, by written notice to the other given not more than thirty (30) days after the date of such fire or other casualty, terminate this Lease. In such event, the rent shall be abated during the unexpired portion of this Lease, effective with the date of such fire or other casualty.

In the event the Building or Premises should be damaged by fire, hurricane, tornado, or other casualty covered by Lessor’s insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious than described in the prior sentence but neither Lessor nor Lessee elects to terminate the Lease, then Lessor shall, as soon as reasonably possible, but in no event later than sixty (60) days after the date of such damages, commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which it was immediately prior to the occurrence of the casualty, except that Lessor shall not be required to restore any alterations to the Premises beyond the Lessor’s Work originally performed pursuant to Addendum “B”, and Lessor shall not be required to rebuild, repair or replace any part of the furniture, equipment fixtures, and other improvements which may have been placed by Lessee or other tenants within the Building or Premises. Lessor shall, unless such damage is the result of negligence or willful misconduct of Lessee or Lessee’s employees or invitees, allow Lessee a fair diminution of Rent during the time that the Premises is unfit for occupancy.

In the event any mortgagee, under a deed of trust, security agreement or mortgage on the Building, should require that the insurance proceeds be used to retire the mortgage debt, Lessor shall have no obligation to rebuild the Building and/or the Premises and this Lease shall terminate upon notice to Lessee. Any insurance, which may be carried by Lessor or Lessee against loss or damage to the Building or to the Premises, shall be for the sole benefit of the party carrying such insurance and under its sole control.

17.	EMINENT DOMAIN

If the whole or a portion of the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof, then at Lessor’s option, but not otherwise except as set forth below, the term hereby demised and all rights of Lessee hereunder shall immediately cease and terminate and the Base Rent shall be adjusted as of the date of such termination. Lessee shall be entitled to no part of the award made for such condemnation (or other taking) or the purchase price thereof; provided, that nothing herein shall prevent Lessee from pursuing any separate award available to it. Nevertheless, notwithstanding anything to the contrary likewise at Lessor’s option, but not otherwise except as set forth below, if the Premises is unaffected by such condemnation (or other taking), then this Lease and each and every one of its provisions shall continue in full force and effect.

In the event that any taking as aforesaid renders the Premises unusable by Lessee for the purposes intended hereby, or results in the elimination of all reasonable means of access and parking, then at Lessee’s option, Lessee shall have the right to terminate this Lease by written notice to Lessor.

18.	FORCE MAJEURE

Whenever a period of time is herein prescribed for action to be taken by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other similar causes which are beyond the control of Lessor. Whenever a period of time is herein prescribed for action to be taken by Lessee, Lessee shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other similar causes which are beyond the control of Lessee; except that this sentence shall not extend any deadline for the payment of monies by Lessee hereunder, including, but not limited to Rent, and Additional Rent.

19.	INDEMNITY

Lessor shall not be liable for and Lessee will indemnify and save Lessor harmless of and from all fines, suits, claims, demands, losses and actions (including attorneys’ fees) for any injury to person or damage to or loss of property on or about the Premises caused by the negligence or misconduct or breach of this Lease by Lessee, its assigns, employees, sub-tenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Lessee, or arising out of Lessee’s use of the Premises.

Lessee shall not be liable for and Lessor will indemnify and save Lessee harmless of and from all fines, suits, claims, demands, losses and actions (including attorneys’ fees) for any injury to person or damage to or loss of property on or about the Real Property caused by the negligence or misconduct or breach of this Lease by Lessor, its assigns, employees, sub-tenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Lessor, or arising out of Lessor’s use of the Real Property. The indemnities contained here in do not override the waivers contained in Section 21 below.

20.	INSURANCE TO BE MAINTAINED BY LESSEE

Lessee shall insure all its property in the Premises against damage by fire, including extended coverage, in reasonable amounts (including self-insurance). The Lessee shall also maintain at its expense, throughout the Term, insurance against liability in connection with bodily injury, death, property damage and destruction occurring within the Premises or arising out of the use thereof by the Lessee or its agents, employees, officers, or invitees, visitors and guests under one or more policies or general public liability insurance having the following minimum limits during the initial Lease Term (a) Two Million ($2,000,000) Dollars for injury to or death of any one or more persons during any one occurrence and (b) One Million ($1,000,000) Dollars for property damage or destruction during any one occurrence. The foregoing limits may be increased by written notice from Lessor to Lessee at the commencement of the Option term described in Section 1 of Addendum “H” attached hereto, so long as such increased limits are consistent with the limits being required by similar landlords of similar tenants in then current leases in the same market as the Real Property. Any liability policies shall name Lessor (and, at the request of the Lessor, any mortgages), as an additional insured, and shall provide that the insurance company will endeavor to deliver thirty (30) days prior written notice to the Lessor (and, at the request of the Lessor, any mortgages) prior to any cancellation thereof. All policies shall be issued by insurers of recognized responsibility licensed to do business in Florida having a rating and financial size of not less than B++ / Class X in the most current available “Best’s Insurance Reports”,. Any insurance required by this Section 20 may be maintained by any combination of blanket, excess or umbrella policies.

21.	SUBROGATION

Notwithstanding anything to the contrary set forth hereinabove, Lessor and Lessee do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by commercially reasonable “all risks” or “special form” property insurance. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable “all risks” or “special form” property insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a commercially reasonable “all risks” or “special form” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by commercially reasonable “all risks” or “special risk” insurance. To further effectuate the provisions of this Section 21, Lessor and Lessee both agree to provide copies of this Lease (and in particular, these waivers) to their respective insurance carriers and to require such insurance carriers to waive all rights of subrogation against the other party with respect to property damage covered by the applicable “all risks” or “special form” property policy.

22.	KEYS AND LOCKS

A. Locks. Lessor may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and shall provide to Lessee a reasonable number of keys and replacements therefor to meet the bona fide requirements of the Lessee. As used herein, “keys” include any device serving the same purpose. Lessee shall not add to or change existing locking mechanisms on any door in or to the Premises without Lessor’s prior written consent. If Lessee installs lock(s) incompatible with the Building master locking system:

1.) Lessor, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto;

2.) Lessee shall indemnify Lessor against any expense as a result of forced entry thereto, which may be required in an emergency.

3.) Lessee shall at the end of the term and at Lessor’s request remove such lock(s) at Lessee’s expense; and

4). Lessee shall not, during periods outside of the normal operation hours of the building, do anything, which shall cause the main entry to the Building to remain unlocked. Any violation of the foregoing provisions shall subject the Lessee to strict liability for any and all damage to the Building caused by persons gaining entry as a result of such violation. The Lessee agrees to abide by all rules set by the Lessor concerning security.

B. Return of Keys. At the end of the term, Lessee shall promptly return to Lessor all keys for the Building and Premises, which are in possession of Lessee.

23.	LESSEE’S EQUIPMENT

The Lessee shall not connect any electrical equipment of any type to the electrical distribution system without the Lessor’s prior written consent, which consent shall not be unreasonably withheld, provided that the Lessee may, without the Lessor’s consent, connect equipment which do not overtax the electrical system. Lessee’s use of electrical services furnished by Lessor shall not exceed, either in voltage, rated capacity or overall load, that which Lessor in its reasonable discretion determines, from time to time, is necessary for normal office use, including normal desk-top office equipment and normal copying equipment; without being subject to the utility surcharge hereinafter provided. In the event Lessee shall request that it be allowed to consume, or actually does consume electrical services in excess of that so determined by Lessor to be reasonable, Lessor may refuse to consent to or to continue such usage or may consent to such usage upon such conditions as Lessor elects including the requirement that upgraded supply facilities, panels and/or sub-meters be installed at Lessee’s expense. Lessee agrees not to connect with water pipes any apparatus using water without consent of the Lessor. Additional equipment shall only be connected upon written permission of the Lessor and shall be subject to an electrical service surcharge in an amount determined by the Lessor upon the grant of permission. Except within Lessee’s breakroom, no cooking or warming up of food or room heaters will be permitted. No device will be used by Lessee that creates any odor. Lessee shall not be permitted to install any equipment causing a floor load in excess of eighty pounds (80) pounds per square foot. Lessor may, in its sole discretion, grant the Lessee the right to exceed the floor loading capacity stated above in certain portions of the building.

Lessee may install or affix to the Premises such equipment and trade fixtures as are reasonably necessary for the conduct of Lessee’s business operation therein with the Lessor’s prior written consent; and Lessee may from time to time remove the same provided that after such removal Lessee restores any damage the Premises occasioned thereby at Lessee’s expense.

It is understood and agreed, however, that any floor coverings, window treatments, wall coverings or other appurtenance attached to the floor or any part of the Premises by Lessee shall at the termination of the Lease or any renewal thereof, remain the property of Lessor and shall not be removed unless Lessor by notice to Lessee no later than sixty (60) days prior to the date fixed as the termination of this Lease or immediately upon any event of earlier termination, requests Lessee to remove same. Lessee shall promptly pay and discharge and shall indemnify and hold Lessor harmless of and from, all tangible property taxes and assessments now or hereafter taxed, assessed, imposed or levied by any lawful authority against or upon any fixtures, equipment, or personal property located in the Premises during the term of this Lease.

Lessee shall not store or maintain any equipment, boxes or other containers in the hallways or other common areas inside or outside the Building. Lessor shall have the right to remove any such equipment, boxes or containers after one (1) hour notice to Lessee and to store such equipment or dispose of it in any manner deemed appropriate by Lessor. In such event, Lessee shall pay to Lessor all expenses incurred by Lessor for such storage or other disposition, which expenses shall be deemed to constitute additional Rent hereunder.

24.	LESSOR’S LIEN

The Lessor hereby waives and releases any statutory landlord’s lien and any contractual landlord’s lien on: (a) any moveable machinery and equipment, including moveable communications equipment and moveable office equipment, that is installed in the Premises by or for the account of Lessee, and (b) any of Lessee’s moveable furniture, furnishings and other articles of moveable personal property owned by Lessee and located in the Premises. Items (a) and (b) above shall not include any fixtures which are deemed to be part of the Lessor’s real property pursuant to the Lease. Lessor agrees to execute any commercially reasonable documents requested by Lessee to confirm this waiver.

25.	LESSOR’S LIMITED LIABILITY

Lessee agrees that no judgment arising from any default of Lessor’s agreements under the terms of this Lease or by reason of any willful or negligent act of Lessor, his employees or agents, shall attach against any property of Lessor other than the Building and the lands upon which they are located, and in no event shall any such judgment constitute a lien upon any other lands or properties owned by Lessor wheresoever located. Neither shall any such judgment attach or constitute a lien against any property of any principal of the Lessor, or any property of such principal’s family, devisees or heirs.

Lessor shall not be liable or responsible for any loss or damage to any property or death or injury to any person, or any business or personal loss or damage to any party, occasioned by theft, fire or false fire alarm, smoke, hurricane, act of God, public enemy, injunction, riot, strike, insurrection, bombing or threat thereof, war, court order, requisition of other governmental body or authority, by any tenants of or, persons within the Building, or of any other matter beyond control of Lessor, or for any injury of damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Lessor’s negligence. Lessor will not be responsible for money, jewelry, or personal property of any kind lost or stolen in the Premises or Building, nor for damage to Lessee’s property caused by roof leaks or bursting and leaking pipes in the Premises or the Building, unless Lessee shall have notified Lessor in writing of an existing defect in said pipes and the Lessor shall have had a reasonable time in which to repair the same. Lessor shall not be responsible for loss or damage occurring on or about the Parking Area to automobiles, vehicles, or accessories, or the contents therein caused by fire, theft, collision, water, windstorm or any other causes whatsoever, nor shall Lessor be responsible for any personal injury, death, disablement or property damage sustained by any person arising from the use or entry upon the Parking Area unless resulting from the gross negligence or willful misconduct of Lessor. All property of Lessee kept or stored in the Premises shall be so kept or stored therein at the risk of Lessee only and Lessor shall have no liability therefor. It is expressly agreed that Lessor shall not be liable in any manner for any interruption, diminution or cessation for any period of time, of any electrical water, sewage or other utility service to the Premises or the Building, including any damages, consequential or otherwise, that Lessee may incur therefrom. Lessor shall in no respect be liable for damage to any electrical equipment, including computer or word and data processing equipment and any software, memory, or other components therefor, by reason of any interruption or diminution in electrical current or air conditioning to the Premises. Lessor shall not be liable for any latent defect in the Premises or the Building of which they form a part.

26.	MAINTENANCE, REPAIR AND IMPROVEMENTS BY LESSEE

Except to the extent that Lessee is specifically responsible therefor under this Lease, Lessor shall maintain the Premises and all improvements therein in good order and condition and in accordance with the maintenance obligations set forth on Addendum F attached hereto and incorporated herein by reference. Otherwise, Lessee agrees to prevent waste to and to take good care of the Premises throughout the term of this Lease. Lessee’s duty of repair shall extend to and include interior and entry doors, interior glass surfaces, carpeting, and draperies within the Premises. Lessee, at Lessee’s sole cost and expense, shall make when needed, all repairs and alterations to the Premises, the Building, and the land whenever damage or injury to the same shall have resulted from any willful or negligent act or omission by Lessee, its servants, employees, agents, visitors, invitees, customers, or licensees. If Lessee neglects or refuses promptly to make any repairs or maintenance required by this paragraph, Lessor may perform the same on Lessee’s behalf, and Lessee shall reimburse Lessor for all costs and, as additional Rent, all expense inclined upon payable by Lessee to Lessor upon demand.

Upon termination of this Lease in any manner, Lessee shall peaceably and quietly leave, surrender, and yield up unto Lessor the Premises broom-clean and in as good order and repair as existed upon the commencement of the term of the Lease, and shall surrender all keys to the Premises and the Building to Lessor. Unless specifically noted herein, Lessee shall not be required to remove any improvements described as Lessor’s Work in Addendum “B”.

27.	MAINTENANCE, REPAIR AND IMPROVEMENTS BY LESSOR

Lessor will, as items of Operating Expense, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building, and equipment used to provide the services, unless any damage is caused by acts or omissions of Lessee, its agents, customers, employees, or invitees, in which event Lessee will bear the cost of such repairs, Lessee will not injure the Premises or the Building but will maintain the Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Lessor as provided above.

Upon termination of this Lease, Lessee will surrender and deliver up the Premises to Lessor in the same condition in which it existed at the commencement of the Lease, excepting only ordinary wear and tear. Except as otherwise provided in this Section, the Lessor agrees to keep in good order, condition and repair the foundations, elevators, structural portions of the Building, the Common Areas, exterior walls, air conditioning equipment, mechanical, electrical and plumbing systems serving the Building and the Premises, windows, glass surfaces, exterior doors and the roof of the Building, except for reasonable use and wear and any damage thereof caused by any act of negligence of the Lessee, its employees, agents, visitors, licensees or contractors. In the event of damage to the air conditioning equipment, foundations, exterior walls and/or roof of the Premises caused by any act of negligence of the Lessee, its employees, agents, visitors, licensees or contractors, such damage shall be repaired at the sole cost and expense of the Lessee. The Lessor shall not be responsible to make any other improvements or repairs of any kind upon the Premises.

28.	CONSTRUCTION LIEN

Nothing contained in this Lease shall be construed as a consent on the part of the Lessor to subject the estate of the Lessor to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Lessor’s estate shall not be subject to such liability. Lessee shall strictly comply with the Construction Lien law of the State of Florida as set forth in Florida Statutes, Chapter 713. In the event that a construction claim of lien is filed against the Property in connection with any work performed by or on behalf of the Lessee, the Lessee shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of filing. In the event that the Lessee fails to satisfy or transfer such claim within said ten (10) day period, the Lessor may do so and thereafter charge the Lessee, as additional rent, all costs incurred by the Lessor in connection with the satisfaction or transfer of such claim, including attorney’s fees. Further, the Lessee agrees to indemnify, defend and save the Lessor harmless from and against any damage or loss incurred by the Lessor as a result of any such claim or lien. If so requested by the Lessor, the Lessee shall execute a short form or memorandum of this Lease, which may, in the Lessor’s discretion be recorded in the Public Records for the purpose or protecting the Lessor’s estate from construction claims of lien, as provided in Florida Statutes, Chapter 713.10. No other memorandum of this Lease, nor this Lease itself shall be recordable in the public records of any county within the State of Florida without Lessor’s written consent and joinder, which may be arbitrarily withheld by Lessor in its sole discretion. In the event such short form of Memorandum of Lease is executed, the Lessee shall simultaneously execute and deliver to the Lessor an instrument terminating the lessee’s interest in the real property upon which the Premises are located, which instrument may be recorded by the Lessor at the expiration of the term of this Lease, or such earlier termination hereof. The Security Deposit paid by the Lessee may be used by the Lessor for the satisfaction or transfer of any claim of lien, as provided in this Section. This Section shall survive the termination of this Lease.

29.	ACCESS TO PREMISES

Lessor or Lessor’s agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and at other reasonable times, upon reasonable prior oral notice to the receptionist or any other of Lessee’s employees found in the Premises and so long as same does not unreasonably interrupt Lessee’s operations within the Premises, to examine the same and to make such repairs, replacements and improvements as Lessor may deem necessary and reasonably desirable to the Premises or to any other portion of the Building, or which Lessor may elect to perform following Lessee’s failure to make repairs or perform any work which Lessee is obligated to perform under this Lease, or for the purpose of complying with laws, regulations, and other directions of governmental authorities. So long as same does not unreasonably interrupt Lessee’s operations within the Premises, Lessee shall permit Lessor to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein. So long as same does not unreasonably interrupt Lessee’s operations within the Premises, Lessor may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises without the same constituting an eviction nor shall the Lessee be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Lessor shall have the right to enter the Premises at reasonable hours and upon reasonable prior oral notice to the receptionist or any other of Lessee’s employees found in the Premises for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the term upon reasonable oral prior to the receptionist or any other of Lessee’s employees found in the Premises, for the purpose of showing the same to prospective tenants. If Lessee is not present to open and permit an entry into the Premises, Lessor or Lessor’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Lessee’s property and such entry shall not render Lessor or its agents liable therefor, nor in any event shall the obligations of Lessee hereunder be affected.

If during the last month of the term Lessee shall have removed all of Lessee’s property therefrom, Lessor may immediately enter, alter, renovate or redecorate the Premises without reduction or abatement of rent, or incurring liability to Lessee for any compensation and such act shall have no effect on this Lease or Lessee’s obligations hereunder. Lessor shall have the right at any time, without the same constituting an eviction and without incurring liability to Lessee therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building so long as same does not materially, adversely impact Lessee’s use and enjoyment of, or access to, the Premises and to change the name, number or designation by which the Building may be known.

30.	DEFAULT OF LESSEE

A. Events of Default. The occurrence of any one or more of the events set forth below in (1) to (8), inclusive (any of which is referred to hereinafter as an “Event of Default”) is a default by Lessee under this Lease for which the Lessor shall have any and all rights and remedies set forth in paragraph 30.B, hereof.

1) In the event Lessee should fail to pay any one or more of said monthly installments of Premises Base Rent, as adjusted from time to time, Parking Space Base Rent, as adjusted from time to time, Lessee’s share of the Operating Expenses, as adjusted from time to time, sales tax due on the amount of any Rent, any prorations due under this Lease or any other sums required to be paid hereunder as additional Rent, as and when the same becomes due. Notwithstanding the foregoing to the contrary, no Event of Default shall be deemed to occur for the first late payment of any of the foregoing during any rolling twelve-month period during the Lease Term until Lessor has delivered to Lessee written notice of such failure to pay and provided Lessee five (5) business days to cure such late payment. Any further late payments during such twelve (12) month period shall not be subject to the foregoing notice and cure.

2) Not Used.

3) In the event a petition of bankruptcy under any present or future bankruptcy laws (including but not limited to reorganization proceedings) be filed by or against the Lessee and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Lessee is adjudged a bankrupt;

4) In the event an assignment for the benefit or creditors is made by Lessee;

5) In the event of an appointment by any court of a receiver or other court officer of Lessee’s property and such receivership is not dismissed within thirty (30) days from such appointment;

6) In the event Lessee uses the Premises for purposes other than the purposes for which the same are hereby leased;

7) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Lessee brought on the Premises, or upon the interest of Lessee in this Lease, and the same is not satisfied or dismissed within ten (10) days from such levy;

8) In the event Lessee violates any other term, condition or covenant herein on the part of Lessee to be performed, and fails to commence and proceed with diligence and dispatch to remedy the same within twenty (20) days after written notice thereof is given by Lessor to Lessee.

B.	Remedies of Lessor

1) If any Event of Default occurs, the Lessor shall have the right, at the option of Lessor, to terminate this Lease upon three (3) days written notice to Lessee, and to thereupon re-enter and take possession of the Premises with or without summary or other legal process. If any Event of Default occurs, Lessor shall have the right, at its option, from time to time, without terminating the Lease, to re-enter and re-let the Premises, or any part thereof, with or without legal process, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including, but not limited to, necessary renovation and alterations to the Premises, reasonable attorneys’ fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due to the Lessor hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Lessor’s option, Lessee shall pay Lessor any deficiency monthly, notwithstanding Lessor may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Lessor may bring an action therefor as such monthly deficiency shall arise, or (ii) at Lessor’s option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable to Lessor. Nothing herein, however, shall be construed to require Lessor to re-enter or re-let the Premises or any portion thereof in any event. The Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on a re-letting of said Premises in excess of the rent provided in this Lease.

2) If any Event of Default occurs, the Lessor shall have the right, at its option, to declare all rent (or any portion thereof) for the entire remaining term, and other indebtedness owing by Lessee to Lessor, if any, immediately due and payable without regard to whether possession of the Premises shall have been surrendered to or taken by Lessor, and may commence action immediately thereupon and obtain a judgment therefor.

3) If any Event of Default occurs, the Lessor, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Lessee’s property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Lessee and the Lessor shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and the Lessee hereby waives any and all claims against Lessor for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

4) No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting without termination, Lessor may at all times thereafter elect to terminate this Lease for such previous Event of Default if same then remains uncured and any or all Events of Default that are non-monetary in nature have occurred more than three times during the term of this Lease whether cured or not. Any such re-entry shall be allowed by Lessee without hindrance, and Lessor shall not be liable for damages for any such re-entry, or guilty of trespass or forcible entry.

5) In the event of a breach or threatened breach by Lessee of any of the covenants or provisions hereof which reasonably creates an emergency situation or unreasonable threat to persons or property, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of Premises by reason of the violation by Lessee of any of the covenants and conditions of this Lease, or otherwise.

6) If any Event of Default occurs, the Lessor shall have the right to apply and/or retain all or any portion of the Deposit paid by Lessee hereunder against any all loss, cost, expenses or damage sustained or incurred by Lessor as a result thereof, as specified in Section 9 of this Lease.

7) Notwithstanding any other provision hereof, Lessee shall indemnify, reimburse and hold harmless the Lessor from any and all costs, expenses, charges and fees, including without limitation reasonable attorneys fees, incurred or expended by Lessor as a result of the default by Lessee of any term, condition, or covenant of this Lease or any rule or regulation promulgated pursuant hereto; or as a result of Lessor’s defense of any right or lien held by Lessor under this Lease or provided by law, whether or not suit shall actually be brought. All costs, expenses, charges and fees shall be deemed Additional Rent and shall be payable by Lessee upon demand of Lessor. All sums, Rent and Additional Rent payable under this Lease, including without limitation the sums due under this section, shall bear interest from the date payment is due, and whether before or after judgment, at a rate of interest equal to 18% per annum notwithstanding any lower rate of interest specified in Florida Statutes, Chapter 55.03 or any other Chapter of the Florida Statutes.

Upon the occurrence of any Event of Default and/or in connection with Lessor’s pursuit of any of the foregoing remedies, Lessor shall be obligated to mitigate its damages as required by applicable statute in the State of Florida.

31.	BANKRUPTCY

A. If, at any time prior to the date fixed as the commencement of the term of this Lease, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or part of Lessee’s property is filed in any court by Lessee, or is filed against Lessee, and if filed against Lessee, the same is not vacated within thirty (30) days thereafter, or if Lessee makes an assignment for the benefit of creditors, then, and in any such event, this Lease shall be deemed to be in default by Lessee and shall, at the election of the Lessor, be terminated and canceled and neither Lessee nor any other person claiming through Lessee shall be entitled to possession of the Premises.

B. If the Lessee shall become insolvent or if bankruptcy proceedings are brought against the Lessee before the end of the term of this Lease, the Lessor is hereby irrevocably authorized at its option to cancel this Lease. The Lessor may elect to accept rent from a receiver, trustee or other judicial officer, during the term of their occupancy in their fiduciary capacity without affecting Lessor’s rights as contained in this Lease. No receiver, trustee or other judicial officer shall ever have any right, title or interest in the Premises.

32.	QUIET ENJOYMENT

Lessee hereby covenants and agrees to pay all Rent reserved hereunder at the times and in the manner herein provided, and to fully and faithfully comply, perform, and abide by each and every term, stipulation, and agreement herein contained, and upon the said faithful compliance, Lessee shall have peaceable and undisturbed possession of the Premises during the term aforesaid without hindrance from any person lawfully claiming by, through or under the Lessor.

33.	NAME OF BUILDING

Lessor shall have the right, after thirty (30) days notice to Lessee to change the name, number or designation of the Building, during the term without liability to Lessor.

34.	RELOCATION (Intentionally Deleted)

35.	FINANCIAL STATEMENTS

From time to time, at Lessor’s request, Lessee shall cause the following financial information to be delivered to Lessor, at Lessee’s sole cost and expense, upon not less than ten (10) days’ advance written notice from Lessor: (a) a current financial statement for Lessee, (b) a current financial statement for any guarantor(s) of this Lease, and (c) such other financial information pertaining to Lessee or any guarantor as Lessor or any lender or purchaser of Lessor may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is normal practice of Lessee, shall be audited by an independent certified public accountant. Lessee hereby authorizes Lessor, from time to time, without notice to Lessee, to obtain a credit report or credit history on Lessee from any credit reporting company.

36.	SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

In consideration of the execution of this Lease by Lessor but subject to the express condition that Lessee is provided a commercially reasonable subordination non-disturbance (“SNDA”) agreement from each lender or other party holding a superior interest as hereinafter described, Lessee accepts this Lease subject to any master leases, security interest or first mortgage which might now or hereafter constitute a lien upon the Building or Improvements therein or on the Premises and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Property. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination (except for the SNDA described above), Lessee shall, nevertheless, for the purposes of confirmation, at any time hereafter, on demand, in the form(s) prescribed by Lessor, execute any Instruments, certificates, releases or other documents that may be requested or required by any holder of any superior interest for the purposes of subjecting and subordinating this Lease to the lien of any such master lease, security interest, mortgage, or superior interest provided that Lessee has received the SNDA described above. If Lessee fails to respond to any request by Lessor to execute documents as aforesaid within thirty (30) days following Lessee’s receipt of Lessor’s written request, Lessor shall thereafter be entitled to deliver a second “reminder” notice which includes a duplicate copy of Lessor’s original notice and reminds Lessee that Lessee must respond to Lessor’s request within an additional thirty (30) days. If, upon Lessee’s receipt of such a reminder package, Lessee still fails to respond within such additional thirty (30) day period (which runs from the date Lessee actually receives Lessor’s reminder package), then Lessee hereby appoints Lessor attorney in fact, irrevocably to execute and deliver any such instrument or document for Lessee.

In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by the Lessor covering the Premises or in the event a deed is given in lieu of foreclosure of any such mortgage, Lessee shall attorn to the purchaser, or grantee in lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Lessor under this Lease and any such purchaser, or grantee in lieu of foreclosure, shall not disturb Lessee’s possession hereunder except to the extent provided to the contrary in any SNDA received from such purchaser or grantee.

Lessee agrees to furnish from time to time when requested by Lessor, a certificate signed by Lessee to the effect that, to the extent true, this Lease is then presently in full force and effect and unmodified (or has been modified and is as set forth in the certificate); that the term of this Lease has commenced and the full rental is then accruing hereunder; the amount of Base Rent, adjusted as called for herein, currently being paid by the Lessee; that Lessee has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Lessor have been completed to the satisfaction of Lessee: that no rent under this Lease has been paid more than thirty (30) days in advance of its due date: that the address for notices to be sent to Lessee is as set forth in this Lease (or has been changed by notice duly given and is set forth in the certificate); that Lessee, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Lessee, Lessor is not then in default under this Lease. The certificate shall also contain such other and further factual information as may be reasonably requested by Lessor.

37.	ATTORNEYS’ FEES EXPENSES AND INTEREST

If an Event of Default by Lessee shall occur, then, unless, otherwise provided elsewhere in this Lease, Lessor may immediately or at any time thereafter and without notice perform the obligations of Lessee thereunder, and if Lessor, in connection therewith or in connection with any Event of Default by Lessee in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Lessee to Lessor within fifteen (15) days of rendition of any bill or statement to Lessee therefor, and Lessor may immediately apply and retain Lessee’s Deposit or any portion thereof against same. If Lessee’s Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Lessor as damages.

Should either party to this Lease institute any action or proceeding in court to enforce any provision hereof or for damage by reason of alleged breach of any provisions of this Lease, and/or any appeal therefrom, the prevailing party shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorneys’ fees for the services rendered the party finally prevailing in any such action or proceeding.

38.	NOTICES

A. Any notice by Lessee or Lessor must be served by prepaid certified mail, return receipt requested, or overnight delivery (using a reputable service such as Federal Express, UPS or Airborne) addressed to the other party at the address given below or at such other address as such party may designate by written notice.

B. After commencement of the term hereof any notice by Lessor to Lessee shall be addressed to Lessee at the Premises or at such other address as Lessee shall designate by written notice. Prior to the commencement of the term hereof-such notice shall be addressed to Lessee at the following address:

Ameripath

7289 Garden Road, Suite 200

Riviera Beach, FL 33404

Attn: Mr. Stephen A. Dillemuth, Vice President of Tax

Any notice by Lessee to Lessor shall be addressed to Lessee at c/o Merin Hunter Codman, Inc. at 1601 Forum Place, Suite 200, West Palm Beach, Florida 33401 or at such other address as Lessor shall designate by written notice.

C. All notices given hereunder shall be in writing, and shall be effective and deemed to have been given only upon receipt by the party to which notice is being given, said receipt being deemed to have occurred upon hand delivery or posting, or upon such date as the postal authorities shall show the notice to have been delivered, refused, or undeliverable, as evidenced by the return receipt. Notwithstanding the foregoing to the contrary, Lessor shall be entitled to post any statutory notices or other constructive notices on the Premises as provided by applicable law.

39.	SUCCESSORS AND ASSIGNS

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

40.	TIME OF ESSENCE

Time shall be of the essence with regard to the payment of all Rent and Additional Rent, and the performance of each and every of the terms, conditions and covenants set forth herein on the part of the Lessee or Lessor to be performed.

41.	TENANCY AT SUFFERANCE

If, without Lessor’s written consent, Lessee remains in possession of the Premises after the expiration or other termination of the term of this Lease, Lessee shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to one hundred fifty (150%) of the last Base Rent for the first 60 days of holdover (and two (2) times the last Base Rent for any period of holdover beyond such initial 60-day period), plus Lessee’s share of Operating Expenses, sales tax and any applicable additional Rent, which tenancy shall be terminable by Lessor at any time by notice of termination to Lessee, and by Lessee on the last day of any calendar month by at least thirty (30) days advance notice to Lessor.

42.	BROKERAGE COMMISSIONS

Lessee has not dealt with any real estate brokers other than Merin Hunter Codman, Inc. and Mohr Partners, Inc. Lessor shall be responsible for all commissions earned as a result of this Lease payable to Merin Hunter Codman, Inc., other than as stated in the preceding sentence. Payment of such commissions to be per separate agreement between Merin Hunter Codman, Inc. and Mohr Partners, Inc. Lessee warrants that there are no claims for broker’s commissions or finder’s fees claiming by, through or under Lessee in connection with its execution of this Lease, and agrees to indemnify, defend and save lessor harmless from any liability that may arise from such claim, including reasonable attorneys’ fees.

43.	TITLES

The titles to the sections of this Lease have been inserted only for the convenience of the Lessor and Lessee in referring to the provisions hereof, and are not a part of the terms, conditions and covenants. Each section will be construed according to its text without reference to the title.

44.	SEPARABILITY

If any clause of provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

45.	COUNTERPARTS

This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one Lease.

46.	APPLICABLE LAW

This Lease shall be given effect and construed by application of the law of Florida, and any action or proceeding arising hereunder shall be brought in the courts of Palm Beach County, Florida; provided that if any such action or proceeding arises under the constitution, laws or treaties of the United States of America, or if thee is a diversity of citizenship between the parties hereto, so that it may be brought in the United States District Court, it may be brought in the United States District Court for the southern District of Florida.

47.	WAIVER OF TRIAL BY JURY

It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other except for personal injury or property damage, on any matters whatever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Lessor commences any primary proceeding for possession of the Premises, Lessee will not file any counterclaim of whatever nature or description in any such proceeding unless such counterclaim involves the substance of the primary proceeding.

48.	INTEGRATION, MODIFICATION, AND WAIVER

This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed, or terminated, in whole or in part, orally, or in any other manner other than by an agreement in writing, signed by all parties hereto or their respective successors in interest. The receipt of Rent by Lessor with knowledge of any breach of this Lease by Lessee, or of any default on the part of the Lessee in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No waiver of any default on the part of either party nor any extension of time by one party to the other party for any purpose whatsoever shall be held or deemed to be a waiver of any of the terms of this Lease or any default thereafter occurring, and no termination of this Lease in any manner shall affect the rights of the parties against each other as of the time of such termination. If Lessee makes any payment of any amount less than that due hereunder, Lessor, without notice may accept the same as a payment on account; the Lessor shall not be bound by any notation or any check involving such payment nor any statement in any letter accompanying such payment. No failure on the part of either party to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by either party, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of such party to enforce the same in the event of subsequent breach or default. The receipt by Lessor of any Rent or other sum of money or any other consideration hereunder paid by Lessee after the termination of the Lease, in any manner, of the term herein demised or after the giving by Lessor of any notice hereunder to effectuate such termination, shall not reinstate, continue, or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Lessor to Lessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the Lessor. Neither the acceptance of keys nor any other act or thing done by Lessor, its agents or employees, during the term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by the Lessor accepting or agreeing to accept such a surrender. Any right herein granted to the Lessor to terminate this Lease shall apply to any extension or renewal of the term herein demised, and the exercise of any such right during the term herein demised shall terminate any extension for renewal of the term herein demised, and any right on the part of the Lessee thereto. No act or conduct of any nature or character on the part of Lessor, its agents or employees, other than an agreement in writing signed by the Lessor, shall be construed as a waiver of the provision of this paragraph irrespective of any circumstances existing at the time of such act or conduct. Regardless of any other understanding this Lease is not to be considered effective until fully executed by both Lessor and Lessee.

49.	RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ADDENDUM “A”

FLOOR PLAN

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ADDENDUM “B”

LESSOR’S WORK

Fairway Office Center

7111 Fairway Drive

4th Floor

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Tenant Entries

Main tenant entries shall consist of 3’-0” x 8’-0” solid-core-flush oak veneer door w/ 5” solid top rail. Secondary exit doors shall be 3’-0” x 7’-0”w/5”solid top rail. Hardware shall consist of a heavy-duty commercial lever handle lockset; two pair of butt hinges, silencers, a closer and a floor-stop all in a brushed stainless steel finish. Tenants over 10.000 SF (approximately half a floor) may have double 3’-0” x 8’-0” door with center leaf astragal and heavy duty L series mortised lever handle look set. Hardware to match existing building standards. Key/tag “proximity reader” available at-entry door for additional cost to Tenant (subject to application of the Allowance).

Demising Partitions

Shall be constructed of 3-5/8” metal studs @ 24 “o/c. with one layer each side of 5/8” gypsum type X wallboard, and 4” acoustical insulation between. Partitions shall extend from the floor slab to the structural deck above and shall have 4” high vinyl base on the Tenant side(s).

Interior Tenant Partitions

Shall be constructed of 3-5/8” metal studs @ 24” o/c. with one layer of 5/8” gypsum wallboard on each side. Partitions shall extend from the floor slab to above the finish-ceiling plane, with bracing to the structural deck, and shall have 4” high vinyl base on each side. Exterior walls will consist of 3 5/8” studs, 5/8” gypsum wallboard, and R5.4 rigid insulation. At the tenant’s request and expense (subject to application of the Allowance), designated interior partitions can be filled with 4” acoustical insulation and carried up to the structural deck for an additional cost (subject to application of the Allowance).

Interior Tenant Doors

Shall be 3’-0” x 8’-0” solid-core-flush oak veneer. Hardware package shall consist of commercial grade “AL Series” cylindrical lever-sets; two pair of butt hinges, silencers, and a floor-stop in a brushed stainless steel finish.

Suspended Acoustical Ceiling

Ceiling tile- Cortega bevel tegular tile # 2195 by Armstrong, 24” x 24” acoustical panels with Reveal edges and a white factory finish. Ceiling grid - shall be an exposed 9/16” wide “fine-line” grid in a matching white factory finish. Structure permitting, ceilings to be 9’-0”.

Painting

Shall be two coats of flat finish latex paint on all gypsum wallboard walls, soffits and similar surfaces. Door frames and other metal surfaces to be painted shall receive two coats of semi-gloss finish oil-base enamel. Wood doors shall receive a stained & sealed finish. All paint and stain colors, excepting at Tenant entries (which shall conform to building standards), shall be selected by the Tenant from manufacturers’ standard color palettes.

Carpeting

Shall be 28-oz. loop pile solution dyed nylon, installed by direct glue-down with 4” rubber cove base as standard. Carpet and base shall be selected by the Tenant from the standard range of colors offered by the Owner. 4 1/2” oak base is available at additional cost (subject to application of the Allowance).

Window Treatment

Shall be 1” wide horizontal aluminum blinds in the standard building color, with matching housing and hardware. Each window unit to receive a solid color acrylic resin (white) sill.

Lighting

Shall be 2’ x 4’ reflective parabolic fixture with energy efficient octron ballast and standard lamps.

Light Switches

Shall be white, single pole toggle switch with white cover plate.

Wall Receptacles

Shall be white, two pole, and fully grounded units with white cover plates.

Telephone / Data Wall Outlets

Shall be installed with wall ring, blank plate and conduit stub in ceiling, wiring to be furnished by Tenant’s service provider. Telecomm closets to be located within Tenant’s space.

Emergency/Life Safety, Exit Lighting and Exit Signs

Shall include items required by code and connected to Building Fire Alarm Monitoring Panel where appropriate. Before mentioned, optional electronic door locking devises are required by code to be connected to the Fire alarm panel.

HVAC Distribution

Shall be from locally zoned VAV boxes to 2’ x 2’ white perforated face metal panel diffusers flush with the suspended ceiling system. VAV allowance is (1) box (R/A grille & one thermostat) per 850 SF. of useable area. Tie-in to energy monitoring system and proximaity reader for accessing overtime air conditioning is included on spaces over 5,000 SF.

Telecommunications - Fully Fiber Optic

Building is equipped with twenty-four (24) strand fiber-optic services with MUX by Bell South and CATV service by Adelphia Cable Co. Service and tie-in is available to Tenants by the carriers at additional change. (subject to application of the Allowance).

Electrical

The total connected load for Tenant’s lighting and power requirements including landlord supplied HVAC shall not exceed fifteen (15) watts per square foot of floor area for all purposes.

Fire Sprinklers

Shall be concealed head units with white factory finished covers and centered in the ceiling grid. Heads shall be provided to meet code and building insurance requirements. Special tenant requirements may be additional (subject to application of the Allowance).

Tenant Identification Signage

Shall be included at the primary entrance to the suite and in the main building directory located on the main lobby level. The Owner’s graphics consultant will design signage with information furnished by the Tenant.

Break Room

Flooring shall consist of vinyl tile (selected from Lessor’s standard finishes). Cabinetry shall consist of plastic laminate finish (selected from Lessor’s standard finishes) with concealed hinged doors. Base cabinets shall have plastic laminate top with a 4” backsplash. Sink shall be double bowl stainless steel with single level faucet (cold water only). Lessor shall provide a single water supply line with separate shut-off for coffee maker and refrigerator. All appliances shall be supplied by Lessee.

ADDENDUM “C”

BUILDING RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS. Lessee and his employees, agents, licensees and invitees shall faithfully observe and comply with the following Rules and Regulations and all reasonable modifications of any additions thereto from time to time put into effect by Lessor. Lessor shall not be responsible to Lessee for the nonperformance of any said Rules and Regulations by any other Lessee or occupant of the building; although, Lessor shall use commercially reasonable efforts to enforce same.

Alterations. No Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Lessor, and as Lessor may direct. No Lessee shall lay linoleum or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

Advertising. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Lessor. Lessee shall refrain from or discontinue such advertising. Without limiting the foregoing, no advertising or notices shall be permitted in the windows or common areas of the building.

Bicycles, Animals, Lessee shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Lessor for such purposes.

Dangerous or Immoral Activities. Lessee shall not make any use of the Premises, which involves the danger of injury to any person, nor shall the same be used for any immoral use.

Deliveries. Lessee shall ensure that deliveries of materials and supplies to the premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage to the Building caused by any person making such deliveries,

Foods and Beverages. Only persons approved from time to time by Lessor may prepare, solicit orders for, sell, serve or distribute, foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Lessor’s prior written consent and in accordance with arrangements approved by Lessor, Lessee shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.

Fire Alarms. There is a Two Hundred Fifty 00/100 ($250.00) Dollar fee for false fire alarms caused by the Lessee, or, the fee assessed by the Palm Beach County Fire Department, whichever is greater.

Furniture and Equipment. Lessee shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Lessor, and by movers or a moving company approved by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage in the Building caused thereby.

Heavy Articles. Lessee shall not place in or move about the Premises without Lessor’s prior written consent any safe or other heavy article which in Lessor’s reasonable opinion may damage the Building, and Lessor may designate the location of any heavy articles in the Premises.

Loading, Unloading and Moving.

1. The delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading and handling thereof shall be done only at such times, in such areas, by such means and through such elevators, entrances, halls and corridors as are designed by Lessor.

2. Lessor accepts no liability and is hereby relieved and released by Lessee in respect of this operation of delivery facilities for the Building, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling or dispatch, or any error, negligence or delay therein,

3. Lessor may from time to time make and amend regulations for the orderly and efficient operation of the delivery facilities for the Building, and may require the payment of reasonable and equitable charges for delivery services and demurrage provided by Lessor.

4. No furniture may be moved in or out of the Building without prior consent of Lessor. Arrangements for moving must be made with Lessor’s office and must be supervised by Lessor’s representative. Lessee agrees to pay for any and all damages to any part of the Building or Premises because of such moving, by either Lessee, his agents or movers. No moving shall be permitted except between the hours of 8:00 a.m. and 5:00 p.m., Monday through Friday. Charges will be made for any material and office building personnel who are needed to assist in the Lessee’s move.

Obstructions. Lessee shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or in use such locations for any purpose except access to and exit from the Premises without Lessor’s prior written consent. Lessor may remove at Lessee’s expense any such obstructions or thing (unauthorized by Lessor) without notice or obligation to Lessee. Additionally, Lessee shall not permit its employees, agents, invitees or customers to loiter, sleep, assemble or congregate within any common areas or grounds of the Building, nor shall Lessee conduct any lottery whether within the Premises, common areas, or otherwise.

Odors. Lessee shall not bring or permit to be brought or kept in or on the premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or in any unusual or other objectionable odors to permeate in or emanate from the Premises.

Parking. Lessee shall insure that its employees, customers, clients, guests, invitees and licensees comply with the following parking regulations and acknowledges that such regulations shall be strictly enforced by Lessor:

A. Lessee shall only park in Lessor designated parking areas.

B. Lessor reserves the right to control the method, manner and time of parking in all parking spaces.

C. In the event of any violation of the parking regulations, Lessor shall have the right to post a notice of violation on the offending vehicle and to tow the offending vehicle (regardless of whether the vehicle is owned by a Lessee or any other party, including any employee, customer, client, invitee or licensee of a Lessee) and to charge the expense thereof to the applicable Lessee as additional Rent or terminate the Lessee’s license to park on the Real Property. In the event of continued violations of these regulations, and after notice to the Lessee, the Lessor may assess a charge of twenty dollars ($20.00) against the Lessee for each violation, which shall be payable as additional Rent.

Proper Conduct. Lessee shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other Lessees in the Building. Lessee shall be responsible for the conduct of its employees, customers, clients, licensees, invitees and servants.

Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or property not required for business purposes.

Refuse. Lessee shall place all refuse in proper receptacles provided by Lessee at its expense in the Premises, or in receptacles (if any) provided by Lessor for the Building, and shall keep sidewalks and driveways outside the building, and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

Repair, Maintenance, Alterations and Improvements. Lessee shall carry out Lessee’s repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Lessor and in a manner, which will not interfere with the rights of other Lessees in the Building.

Signs. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of the Lessee may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Lessee, Lessor may remove it without any liability and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of size, color and style acceptable to Lessor.

Smoking. Smoking is not permitted in any non-designated smoking area of the Building. Smoking is expressly prohibited at the front entrance of the Building.

Solicitations. Lessor reserves the right to prohibit canvassing, soliciting or peddling in the Building but shall not be in any manner liable for any such acts within or about the Building.

Water Fixtures. Lessee shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Lessee shall be paid by Lessee.

Windows. The Lessee acknowledges the importance of the exterior glass to the architectural integrity of the Building, and agrees to observe Lessor’s rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Lessee shall not install any window shades, screens, drapes, covers or other materials on or at any window in the Premises without Lessor’s prior consent. Lessor shall have the right to approve the color, design and all materials of window treatments. Further, no window treatments which may be installed by Lessor shall be removed or altered by Lessee.

Public Access. Lessor reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Lessor’s sole judgment will be in the best interest of the Building and its Lessees.

Wires. No wires of any kind or type (including but not limited to TV, and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Lessor’s prior written consent.

ADDENDUM “D”

Tenant Improvement Rules and Regulation

1. If requested by Lessor, Lessee, at its expense, will provide and furnish to Lessor payment and performance bonds or other similar assurances in amounts equal to 150% of the costs and expenses of the work to be performed by the Lessee.

2. Lessee, at its expense, will promptly repair or replace, or at Lessor’s election reimburse Lessor for the cost of repairing or replacing, property of Lessor that may be damaged, lost or destroyed in the performance of the work or as a result thereof.

3. Lessor will have no responsibility for or in connection with the work; Lessee, at its expense, will remedy and be responsible for all defects in the work, whether appearing during its progress or after completion and whether the same affect the Premises in particular or any of the Building in general.

4. If performance of the work requires that additional services or facilities be provided and Lessor agrees to provide them, on request Lessee will pay to Lessor a reasonable charge for the same.

5. In performing the work, Lessee and its employees, agents and contractors will not interfere with any work being done by the Lessor or others.

6. Lessee’s work is to be performed on weekdays, Monday through Friday; work to be performed at other times will be performed only after obtaining Lessor’s written consent and will be done only when a representative of Lessor is present.

7. Contractors and their personnel, workmen and agents are to use the freight elevator only (in any); or, if no freight elevator exists, only the rear entrance of the Premises.

8. Demolition of partitions and removal of rubbish will be done during hours first approved by Lessor in writing. All such materials are to be taken from the Premises through the delivery entrance of the Building, by the freight elevator only (if any); or, if not freight elevator exists, only through the rear entrance of the Premises.

9. Electrical and power panel balancing will be maintained by and at the expense of Lessee during the entire period of Lessee work.

10. Core drilling and concrete cutting will be performed during hours first approved by Lessor in writing.

11. Workmen performing work in or entering adjacent lessee area (if permitted) are to be accompanied by a representative of Lessor.

12. If a shutdown of plumbing, electrical, air conditioning and/or other equipment becomes necessary in connection with Lessee’s work, Lessee will notify Lessor and Lessor will determine when such shutdown may be made, and at Lessor’s election any such shutdown will be done only when a representative of Lessor is present.

13. Lessee and its contractors will not demolish or remove any of the Building’s structure.

14. Lessee will provide for and pay all costs and expenses of cleaning the work area and any cleanup required in adjacent areas as a result of Lessee’s work.

15. Any unduly loud noise complained of by other lessees will be immediately diminished to Lessor’s reasonable satisfaction or the work will cease until the noise is so diminished.

16. Lessor will not be responsible for maintenance or balancing of any air conditioning system or maintenance of electrical or plumbing items installed in connection with the Lessee’s work, nor for maintenance of lighting fixtures, partitions, doors, hardware or any other installations. Any hardware, lighting fixtures or air conditioning installations now installed in the Premises which Lessee may remove and not reinstall, will, if to be stored in the Building or elsewhere in the Center, be stored by Lessee where directed by the Lessor.

17. Roof openings (including, supporting structures, angles, curbs, flashing, ducts, vents and grills) are subject to Lessor’s prior written consent in each instance, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Lessor may refuse to give its consent to any roof opening that in Lessor’s judgment exceeds the capability of the structural system. Any roof openings consented to by Lessor must be made only by such duly licensed roofing contractor as Lessor may designate or approve in writing, which approval will not be unreasonably withheld.

18. Lessee and its contractors will follow all rules and regulations of the building during construction as outlined in this Addendum.

19. Lessor reserves the right to revoke its consent to perform any work on written notice to the Lessee in the event of a breach of any of the terms or conditions of this Lease, including these rules and regulations.

20. Nothing herein (a) requires compliance by Lessor or its contractors with any of the foregoing, or (b) constitutes Lessee as Lessor’s agent (Lessee to do any work herein as principal), or a waiver by Lessor of any of the terms or provisions of this Lease.

21. Lessee must provide the following before commencing any work in their suites:

a) (2) copies of GC’s or Lessee’s subcontractor, as may apply, liability insurance naming Merin Hunter Codman, Inc. and the Lessor as additional insured.

b) (2) copies of approved building permit. Permit to include sufficient information to describe the work and designate the name and suite number of tenant or if the work is extensive provide copies of plans and specifications as approved by the Building Department with the permit. (Building Management reserves the right to review and approve additional items and comments that may be required by the Building Department before commencement of the work.)

22. Upon completion of the work Lessee shall provide to the Lessor

a) (2) copies each of final inspection report indicating that the work has been completed in accordance with the permit issued by the Building Department.

(b) (2) copies each of “as-built” drawings indication the alterations and relocating of existing construction (mechanical, electrical, etc...) if applicable.

(c) (2) copies each of “Final Releases” in accordance with the Florida Lien Laws from contractors and suppliers associated with the work. Including the GC’s.

(d) (2) copies each of permit plans including approved fire sprinkler drawings

(e) (2) copies of all equipment operating and maintenance manuals.

(f) (2) copies of GC one year warranty on labor and materials for the improvement.

(g) (2) copies of all other manufacturer guarantees/warrantees on the improvements Manufacturer’s guarantees/warrantees shall name Lessor as beneficiary where Lessor is or shall become responsible for the repair and maintenance of the installation.

23. Parking is prohibited in front of the main entrance to the building at anytime.

24. Entry to the building for construction personnel and delivery is restricted to the side entrance only.

25. First floor stairway doors are to remain closed at all times.

26. All corridor and lobby finishes require protection during construction.

27. All entry doors to the building must be kept closed.

28. Doors or openings to suites must be closed or fitted with protective sealing devises to keep dust from the corridors and surrounding Lessees.

29. Protect filters at air handler units at work floor with temporary dust barrier.

30. The building is a smoke free environment and smoking is not permitted on the premises.

31. Use designated smoking area at side entrance.

32. One of fee elevators will be designated for material deliveries ( Management will select).

33. Elevator finishes must be protected at all times.

34. Construction personnel may use toilet facilities on the work floor only. All other toilet facilities are off limits to construction personnel.

35. Radios are not permitted. Keep noise to a minimum at all times.

36. Lunches and breaks can be taken in the space under construction. Lunch trash is prohibited from being left in the building over night.

37. Locate construction dumpsters at the loading space by the side entrance.

38. Contractor is responsible for protecting paved area.

39. Use of building trash containers is prohibited.

40. Please refer to instructions in Fire Pump room for refilling system and testing fire sprinkler system.

41. There is a $250.00 penalty for “false alarms” (see attached memo).

ADDENDUM “F”

MAINTENANCE OBLIGATIONS

Gather all waste paper and place for disposal.

Empty and wash all ashtrays

Sweep and/or dust all floor surfaces.

Vacuum clean all carpeted areas.

Dust all office furniture.

Dust counters, file cabinets and sanitize telephones.

Dust all ledges and flat surfaces within reach.

Properly arrange furniture in offices.

Spot clean desk tops.

Empty and clean out urns on each lobby area of elevators.

Remove fingerprints from doors and partition glass.

Clean and sanitize restroom fixtures and fittings.

Clean and refill all restroom dispensers from stock.

Spot wash restroom walls, partitions and doors.

Wash and sanitize exterior containers.

Clean and disinfect restroom floors.

Clean and sanitize toilets, toilet seats and urinals.

Clean, sanitize and polish all drinking fountains.

Clean and polish all metal hardware.

Vacuum elevator lobbies above first floor.

Spot clean spills from carpet, if possible.

Wash marble lobby floor.

ADDENDUM “G”

BASE RENT SCHEDULE

Notwithstanding anything contained in the Lease to the contrary, Lessee shall pay Lessor the following Base Rent as per the terms noted in Paragraph C of the Lease:

TERM	RATE	ANNUAL BASE RENT	MONTHLY BASE RENT
Months 1 -12	$19.00	$427,975.00	$35,664.58
Months 13 - 24	$19.71	$443,967.75	$36,997.32
Months 25 - 36	$20.45	$460,636.25	$38,386.35
Months 37 - 48	$21.22	$477,980.50	$39,831.71
Months 49 - 60	$22.02	$496,000.50	$41,333.38

In addition to the above noted Base Rent, Lessee shall pay all applicable sales taxes.

ADDENDUM “H”

SPECIAL CLAUSES

1.	OPTION TO EXTEND TERM.

Lessee shall have one (1) five-year option to extend the term of this Lease (the “Extension Options”). Lessee shall be required to give Lessor written notice of its opinion of the fair market annual base rent (“New Annual Rental”) as of the date of the commencement of the term of the Extension Option in question at least twelve (12) months (but not earlier than fifteen (15) months) prior to said commencement date. Within twenty (20) days thereafter, Lessor shall provide to Lessee written notice whether Lessor agrees with Lessee’s opinion of what the New Annual Rental should be or, if not, Lessor’s opinion of New Annual Rental. Within twenty (20) days of receipt from Lessor of that written notice, Lessee shall notify Lessor by written notice whether Lessee wishes to accept Lessor’s determination of New Annual Rental. If Lessee does not accept Lessor’s determination, Lessee shall give Lessor written notice of either (i) Lessee’s then opinion of New Annual Rental, (ii) that Lessee does not wish to exercise the Extension Option, or (iii) that new Annual Rental shall be determined by the arbitration procedure provided below. There shall be no limit on the number of written notices either Lessee or Lessor may deliver to the other in their efforts to agree upon the New Annual Rental, except that Lessee must inform Lessor by written notice at least nine (9) months prior to the commencement of the term of the Extension Option in question, whether Lessee elects to (i) accept Lessor’s last determination of New Annual Rental, (ii) not exercise the applicable Extension Option, or (iii) agree to exercise the Extension Option at the New Annual Rental determined by the arbitration procedure provided below.

New Annual Rental shall be the fair market annual rent for the Premises, taking into account the commencement date of the Option term, the availability of parking and the terms and conditions of this Lease, including operating expenses and the Annual Rental which Lessee is then quoting for vacant space in the Office Park and/or at which Lessor has leased comparable space in the Office Park within the previous one hundred eighty (180) days. Should there be no comparable vacant space in the Building, the determination may take into account comparable vacant space in office buildings within a three- (3) mile radius of the Premises. The term fair market annual rent shall mean the annual rent and other economic terms (e.g., periodic adjustments, tenant renovations and operating expenses) for that space which would be paid by a willing lessee to a willing lessor, neither of whom is compelled to rent, for a term of five (5) years, but not less than the amount payable during the last month of the term preceding the commencement of the term of the Extension Option in question. All other terms and conditions of the Lease shall remain in effect during the term except that Paragraph(s) 7A Addendum B, and Addendum H, Sections 1-2 of the Lease shall not be effective or enforceable during the extended term(s).

In the event that Lessor and Lessee cannot agree on a New Annual Rental and Lessee has provided written notice to Lessor of Lessee’s desire to have New Annual Rental determined through arbitration, the matter shall be submitted for decision to the American Arbitration Association in Palm Beach County, Florida, in accordance with the then rules of said association, and the arbitrators must be licensed commercial real estate brokers (or MAI appraisers) familiar with the Premises and the area within a three (3) mile radius of the Premises. The cost of said Arbitrators shall be paid by Lessor if the decision is that the New Annual Rental (disregarding other economic terms) should be less than 95% of the last amount demanded by Lessor in its notices of New Annual Rent above; shall be paid by Lessee if the decision is that the New Annual Rental (likewise disregarding other economic terms) should be 105% or more of the last amount demanded by Lessor in its notices of New Annual Rent above; and shall be paid equally by Lessor and Lessee if the decision is other than the two alternatives stated above. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined New Annual Rental prior to the commencement of the term of the Extension Option in question, Lessee shall pay the rental rate previously in effect under the Lease, plus a five percent (5%) increase until such time as the arbitrators determine the New Annual Rental. If the arbitration procedure results in an even higher rental rate, Lessee will make up the difference with the next monthly rental payment due. If the arbitration procedure results in a lower rental rate (viz., equal to or greater than the amount payable during the last month of the term preceding the term of the Extension Option in question, but less than the amount paid as a consequence of the aforesaid five percent (5%) increase), Lessee shall receive a credit against its next Monthly Rental payment, and any succeeding monthly payments, if necessary, in an amount equal to the overpayment.

Except in connection with a Permitted Assignment, the Extension Options shall be personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, nor shall the Extension Options be assignable separate and apart from this Lease. Lessee shall not have the right to exercise the Extension Options, notwithstanding anything set forth above to the contrary: (1) during the time commencing from the date Lessor gives to Lessee a written notice that Lessee is in default under any provision of this Lease, and continuing until the default described in said notice is cured; or (2) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid and continuing until the obligation is paid.

The period of time within which the Extension Options may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise such Extension Options prior to satisfaction of the foregoing conditions precedent. All rights of Lessee to any Extension Options shall terminate and be of no further force or effect if three (3) Events of Default by Lessee have occurred.

2.	FIRST RIGHT TO NEGOTIATE

So long as no current Event of Default exists and so long as three (3) Events of Default by Lessee have not occurred during the Lease Term, and subject to any similar rights granted to tenants occupying the Building prior to Lessee, Lessee shall have the first right to negotiate for any second generation space (any space which has previously been occupied by a tenant) that becomes available on the third (3rd) floor of the Building during the initial term of the Lease.

Upon Lessor’s notification of the availability of such space, Lessee shall have thirty (30) days to negotiate acceptable leasing terms with Lessor. Failure of the parties to negotiate acceptable terms in good faith within thirty (30) days shall waive Lessee’s rights to the space and Lessor shall be free to lease the space to another tenant without penalty or delay.

3.	PARKING

Lessor may make available per separate agreement, covered reserved parking spaces. Pursuant to that separate agreement, Lessor shall make available up to 8 covered parking spaces for the employees of Lessee provided that contracts on those spaces are signed within eight (8) months of the commencement of the Lease Term.

4.	SIGNAGE

Lessor shall provide Lessee with building standard lobby directory and suite entrance signage. Lessor, at Lessee’s expense, shall install and maintain an identification sign in the top space on the entry wall as identified in Exhibit A, attached hereto (“Signage”), subject to and conditioned upon the conditions set forth in this section, and only in accordance with plans and specifications which must be submitted to Lessor and approved in writing by Lessor.

Approval by Lessor of any of Lessee’s drawings and plans and specifications prepared in connection with the Signage shall not constitute a representation or warranty of Lessor as to the adequacy or sufficiency of such drawings, plans and specifications or the improvements to which they relate, for any use, purpose or condition, but such approval shall merely be the consent of Lessor as required hereunder.

Lessor shall maintain the Signage in a clean, safe, operable and attractive condition and shall not permit or allow the Signage to remain in any waste or damage. Lessor shall obtain all permits and attend to all regulations imposed by laws or necessitated by its installation and use of the Building for the Signage, and Lessee shall cooperate with Lessor when necessary to obtain such permits and comply with such regulations. The cost of any repair or replacement work performed by Lessor under this section shall be paid by Lessee to Lessor immediately upon Lessor’s demand therefore as Additional Rent.

Within thirty (30) days after the expiration or sooner termination of this lease, Lessor shall at Lessee’s sole expense, cause the Signage to be removed and restore the original signage and areas to where Signage was affixed to its condition prior to the making and installation of Lessee’s Signage. Lessee shall promptly reimburse Lessor, as Additional Rent under the Lease, for the cost of such work, which reimbursement obligations shall survive expiration or termination of the Lease.

Should Lessee fail to place Lessor-approved Signage on the Building within one hundred eighty (180) days of occupying the Premises for any reason within Lessee’s control, Lessor, at its sole option, may revoke Lessee’s rights to such Signage by providing Lessee with written notice of such revocation.

The rights to signage as described herein are personal to the Lessee and may not be transferred to any other party, including by operation of sublease or assignment, except in connection with a Permitted Assignment/Sublease, and then with Lessor’s approval at Lessor’s reasonable discretion.

5.	SUPPLEMENTAL AIR CONDITIONING

Lessee shall utilize a separate and supplemental air conditioning system to service the Premises together with the necessary lines to operate such air conditioning system through the mechanical chases of the Building and appropriate devices to measure its electrical consumption (collectively the “Supplemental System”), subject to the conditions set forth in this Section. Lessor has agreed to include these items in Lessor’s Work at Lessee’s expense pursuant to Paragraph 7A of the Lease and Addendum B. All specifications of the Supplemental System are subject to Lessor’s reasonable approval.

Lessee shall maintain the Supplemental System and the affected areas of the Building in a clean, safe, operable and attractive condition and shall not permit or allow the Supplemental System or the affected areas of the Building to remain in any waste or damage where said waste or damage is attributable to the Lessee. Lessor further hereby grants Lessee the non-exclusive use of certain portions of the Building during the life of the Lease to use and maintain the Supplemental System. Lessee shall repair or replace, subject to Lessor’s reasonable direction and supervision, any damage to the Building caused by the use and maintenance of the Supplemental System by Lessee or Lessee’s agents, contractors or invitees.

If Lessee fails to make such repaid or replacements within fifteen (15) days of Lessor’s written notice of the occurrence of such damage, then Lessor may make the same at Lessor’s cost. The cost of any repair or replacement work performed by Lessor under this Section shall be paid by Lessee to Lessor immediately upon Lessor’s demand therefor. All work described in this Section shall be performed by duly licensed and skilled contractors and sub-contractors approved by Lessor in Lessor’ sole discretion. Lessee shall cause all contractors and sub-contractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as may be reasonably acceptable to Lessor, and if requested by Lessor in writing to procure payment and performance bonds reasonably satisfactory to Lessor covering the cost of the work. All such work shall be performed in good and workmanlike manner so as not to damage the Building, the primary structure or structural qualities of the Building, or plumbing, electrical lines or other utility transmission facilities of the Building.

Any repairs or maintenance shall be made in accordance with the provisions of this Lease for full payment and prohibition on mechanics’ liens. Lessee shall comply with all laws, orders, rules and regulations relating to the use, condition, ownership, operation, repair, removal and maintenance of the Supplemental System.

If because of installation of the Supplemental System, the rate of insurance on the Building or its contents increases, Lessor shall provide Lessee with written proof thereof from the given insurance carrier(s), and then Lessee shall pay to Lessor the amount of such increase within 15 days after written demand from the Lessor, and failure to do so shall be a default under this Lease.

Appropriate electrical consumption measuring devices (“Device”) shall be installed and shall interface with the existing on-site Building management computer system, with appropriate software programming of Device and existing computer system, so mat Lessor can remotely monitor Lessee’s electrical usage of the Supplemental System. Lessee shall pay to Lessor, as additional Rent, an amount equal to the cost of electricity as measured monthly and based on rates of service then currently being charged to Lessor by the electrical utility provider, plus a fee of $50.00 per month, as additional Rent, when payment is demanded by Lessor.

Lessee agrees that Lessor has no obligation to provide any electrical or other services, perform any work or make any repairs to permit Lessee to operate the Supplemental System other than as provided herein. Once installed, Lessee may not relocate the Supplemental System without the prior written consent of Lessor.

Upon the expiration or earlier termination of this Lease, Lessee shall at Lessee’s sole expense, cause the Supplemental System to be removed and restore the Premises to its condition prior to the making and installation of the Supplemental System, reasonable wear and tear excepted. In the event Lessee fails to remove or repair as required in this paragraph, then Lessor may undertake such options necessary to remove and/or repair and bill Lessee for costs of same which sums will he due on demand. Lessee shall promptly reimburse Lessor, as Additional Rent under the Lease, for the cost of such work, which reimbursement obligations shall survive termination of the Lease. Lessor shall not be liable to Lessee in any way for any interruption, curtailment, failure or defect in the Supplemental System unless due to Lessor’s gross negligence.

6.	STANDBY GENERATOR

Lessee may install in the Real Property a standby Generator (the “Generator”) for purposes of providing HVAC and normal electrical service to the Premises in the event of failure of electricity at the Building. Failure to install Generator within the first year of the Lease Term shall at Lessor’s option result in Lessee’s forfeiture of its right to install said Generator. Purchase and installation of the Generator shall be considered Lessee’s Work as per Paragraph 7B of the Lease. Notwithstanding, Lessor agrees, at Lessee’s option, to include these items in Lessor’s Work pursuant to Paragraph 7A of the Lease. Specifications for the Generator shall be provided by Lessee in writing to Lessor within ten (10) days following execution of the Lease by both Lessee and Lessor. All specifications of the Generator are subject to Lessor’s reasonable approval.

The installation of the Generator may not include any alteration, modification, substitution or change to the structural, mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Premises or Building, The installation, use and maintenance of the Generator shall be made in accordance with all federal, state and municipal laws, ordinances, notices, orders, rules, regulations and requirements and the requirements of all public liability, fire and other policies of insurance covering the Premises, each including the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, toxic or radioactive matter. Lessee shall maintain the Generator in good and working condition subject to all appropriate environmental monitoring and regulation of the Generator as required by law, insurance carriers, or manufacturer. If Lessor requires Lessee to remove any of its alterations, additions, fixtures or improvements that are made in the Premises pursuant to this Lease, prior to the expiration of this Lease or within thirty (30) days after its termination Lessee will remove the Generator at Lessee’s sole cost and will restore the Premises, Building and Real Property to the condition in which they were before the Generator was installed. Lessee shall indemnify and hold harmless Lessor, its partners, affiliates, and agents from and against any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement of claims), or loss and expenses (including without limitation fees of attorneys, paralegals, investigators, and experts) arising out of or in connection with the installation, operation and maintenance of the Generator by Lessee, its agents, contractors, employees, licensees or invitees and the removal, cleanup and restoration work and materials necessary to return the Premises and any other property of whatever nature (including, but not limited to, property adjacent to or in the vicinity of the Premises and the Building) to their condition prior to the installation of the Generator. This indemnity shall survive the expiration or earlier termination of this Lease as to any event occurring during the Term of this Lease.

Lessee shall maintain the Generator and the facilities associated therewith in a clean, safe, operable and attractive condition and shall not permit or allow the Generator or the Building to remain in any waste or damage. Lessee must obtain all permits and attend to all regulations imposed by laws or necessitated by its use of the Generator.

Lessee shall repair or replace, subject to Lessor’s reasonable direction and supervision, any damage to the Generator and/or the Building caused by the use and maintenance of the Generator by Lessee or Lessee’s agents, contractors or invitees. If Lessee fails to make such repairs or replacements within fifteen (15) days of Lessor’s written notice of the occurrence of such damage, then Lessor may make the same at Lessor’s cost. The cost of any repair or replacement work performed by Lessor under this Section shall be paid by Lessee to Lessor immediately upon Lessor’s demand therefor. All work described in this Section shall be performed by duly licensed and skilled contractors and sub-contractors approved by Lessor in Lessor’ sole discretion. Lessee shall cause all contractors and sub-contractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as may be reasonably acceptable to Lessor, and if requested by Lessor in writing to procure payment and performance bonds reasonably satisfactory to Lessor covering the cost of the work. All such work shall be performed in good and workmanlike manner so as not to damage the Building and its surrounding areas, the primary structure or structural qualities of the Building, or plumbing, electrical lines or other utility transmission facilities of the Building.

If at any time during or after the term and any extended term of this Lease, Lessee becomes aware of any inquiry, investigation, administrative proceeding or judicial proceeding regarding the installation, operation and maintenance of the Generator, Lessee shall within five (5) days after first learning of such inquiry, investigation or proceeding give Lessor written notice providing all available information regarding such inquiry, investigation or proceeding. Upon notice of any environmental default by Lessee under the Lease, in addition to the other remedies provided in this Lease, Lessor may cure such default by cleaning up the Premises and any sums expended by Lessor thereunder shall be reimbursed by Lessee immediately upon demand by Lessor, such reimbursement obligations to survive termination of this Lease. Lessor shall have the option of notifying any governmental agencies as a result of any environmental default by Lessee under the Lease and negotiating the remedial action and penalty on account of it, if any. Lessor reserves the right to enter the Premises to inspect and conduct periodic environmental audits related to the Generator, at the expense of Lessee and subject to the provisions of Section 29 hereof.

Lessee shall restrict the operation of the Generator to only those times when electric service to the Premises is interrupted for more than five minutes for any reason other than non-payment of electric charges. In addition, Lessee may operate the Generator during periods of uninterrupted electric service for periods not to exceed a total of 15 minutes in a 24-hour period, after 6 p.m. and prior to 8 a.m., Monday through Friday and after 1 p.m. and before 8 a.m. on Saturday or Sunday and in addition, one (1) continuous period of up to eight (8) hours once every 12 months, provided said operation does not violate rules and laws of the appropriate governmental bodies or property owner associations and falls within the date and time frame specified above. Lessee shall notify Lessor in writing at lease five (5) business days prior to running the Generator for the extended continuous time frame of up to eight (8) hours. With the exception of periods of interrupted power, failure to abide by these restrictions shall be considered an event of default under the Lease. Lessor’s rights to cure include, but are not limited to, actions to immediately shut down the Generator.

Lessor shall not be liable to Lessee in any way for any interruption, curtailment, failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Lessor or of any public utility or other company servicing the Building with electricity, by the failure to operate of Lessee’s standby Generator referenced herein or for any other reason except Lessor’s gross negligence.

7.	ACCESS

Subject to casualty and condemnation, Lessee shall have twenty-four hour, seven day a week access to the Premises.

8.	DEBT

As of June 1,2004, Lessor represents to Lessee that no party has a loan secured by the Premises or the Real Property. Lessor intends, subsequent to the date of this Lease, to obtain a mortgage loan, secured by the Premises, together with the Building and Improvements thereon.

9.	ENVIRONMENTAL

As of the effective date of this Lease, Lessor represents, to its actual knowledge (with no duty to investigate), that Lessor has not used the Real Property, Building or Premises (nor authorized the use of the Real Property, Building or Premises) for the disposal or release of any hazardous or toxic material in such amounts as would reasonably necessitate any response or corrective action under any applicable environmental law, ordinance or regulation as reasonably interpreted by Lessor. Lessor shall be obligated to comply with all governmental directives issued pursuant to applicable laws regarding the presence of any hazardous or toxic material in or on the Premises, the Building or lie Property (excluding any obligations for which Lessee is otherwise responsible pursuant to this Lease).

10.	LESSOR’S DEFAULT; LESSEE’S REMEDIES

If Lessor fails to observe or perform any term or covenant required to be observed or performed by it under this Lease, and Lessor does not cure such failure within thirty (30) days after receipt of written notice from Lessee specifying such failure and requesting that it be remedied, then, Lessee shall be entitled, at its election, to: (i) sue Lessor for damages or other monetary recovery, (ii) exercise self help to perform the repairs, maintenance or services that Lessor failed to perform without any setoff or reduction in Rent, or (iii) exercise concurrently or successively, any one or more of the rights available in law or equity under the laws of the United States or the State of Florida. Notwithstanding the foregoing to the contrary, Lessee shall have no right, and hereby expressly waives any right to, terminate this Lease as a result of such default except in connection with Lessee’s claim for constructive or actual eviction.

11.	LANDLORD’S INSURANCE

Lessee shall maintain such insurance coverages as required by any institutional lender or lenders holding a mortgage or deed of trust encumbering its interest in the Real Property. In the event no such mortgage or deed of trust exists, then from and after the date that is twelve (12) months from the date of this Lease and thereafter, Lessor shall maintain, with commercially reasonable deductibles, insurance on the “Special-Form” or equivalent form on a Replacement Cost Basis against loss or damage to the Building, in an amount of at least 90% of the replacement value of the Building (excluding excavations, foundations and footings and excluding all fixtures and property required to be insured by Lessee under this Lease).

EXHIBIT “A”

to Addendum “H”

[GRAPHIC OMITTED]

Sheet A1

[GRAPHIC OMITTED]

ADDENDUM “I”

DECLARATION OF UNITY OF CONTROL

and

DECLARATION OF COVENANTS, CONDITIONS,

EASEMENTS AND RESTRICTIONS

( See Attached)

PREPARED BY AND RETURN TO:

Steven Cohen, Esq.

Holland & Knight LLP

625 N. Flagler Drive, Suite 700

West Palm Beach, FL 33401

DECLARATION OF UNITY OF CONTROL

THIS DECLARATION OF UNITY OF CONTROL (the “Declaration”) is made this 5 day of September, 2001, by 7100 FAIRWAY LLC, a Florida limited liability company (the “Declarant”), whose principal address is 1601 Forum Place, Suite 200, West Palm Beach, FL 33401.

W I T N E S S ET H:

WHEREAS, Declarant owns a parcel of land located in the City of Palm Beach Gardens, Florida, and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, the Property is being developed by the construction of two office buildings and other appurtenant facilities in accordance with that certain site plan as approved by the City of Palm Beach Gardens Resolution 55, 1998, as may be amended from time to time, (the “Site Plan”), a copy of which is attached hereto as Exhibit “B” and made a part hereof; and

WHEREAS, Section 290 of the Land Development Regulations of the City of Palm Beach Gardens provides that following approval of a boundary plat, a property owner may further subdivide a parcel of land by a metes and bounds description in accordance with certain terms and conditions set forth in said Section 290; and

WHEREAS, Declarant, as owner of the Property, intends to subdivide the site into two separate parcels by metes and bounds description (sometimes referred to as “Parcel 1” and “Parcel 2”) and may convey the separate subdivided Parcel 1 and Parcel 2 to separate owners; and

WHEREAS, this Declaration is made and entered into pursuant to the appropriate provisions of the ordinances and Land Development Regulations of the City of Palm Beach Gardens; and

WHEREAS, the City of Palm Beach Gardens will be a direct third party beneficiary to all the terms, conditions and provisions of this Declaration.

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NOW, THEREFORE, in consideration of the mutual covenants contained in this Declaration and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Declarant declares the Property will be restricted by, and subject to, all of the following covenants and conditions:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

2. Unity of Control. Control of the “Common Areas” (as such term is hereinafter defined) shall be by the Declarant or any assignee thereof. In the event that the Property is owned from time to time by more than one owner, such owners shall jointly and equally exercise control over the Common Areas. “Common Areas” as used herein shall mean and refer to all portions of the Property designated or depicted as paths, sidewalks, benches, roadways, drives, vehicular and pedestrian circulation areas, parking areas, common signage, utility facilities including lift stations, storm drainage elements, stormwater retention areas, patio areas and lakes, lawns, landscaped areas, exterior lighting facilities and similar common elements or portions of the Property generally available for public use, all as may be shown on the Site Plan. Common Areas shall not include any reserved covered parking areas. In all events, the Property or any subdivided portion thereof shall remain subject to the Site Plan.

3. Conditions of Approval. The Declarant by execution hereof, agrees that the ownership and operation of the Property shall be subject to all applicable conditions of approval of the Site Plan.

4. Common Access and Maintenance. By execution of this Declaration, the Declarant agrees as follows:

A. The Property or any subdivided portion thereof shall remain as a part of the overall approved Site Plan.

B. The owners of the Property from time to time, or any subdivided portions thereof, shall have a right and easement to enjoy and use, and shall retain perpetual non-exclusive access to, the Common Areas for the purposes intended.

C. The Declarant or its assigns, as the owner or owners of the entire Property, shall retain responsibility for the maintenance of all Common Areas within the Property.

D. In the event that subdivided Parcel 1 and Parcel 2 are conveyed to separate owners, the owners from time to time of Parcel 1 and Parcel 2 each shall be jointly and severally responsible for the costs and expenses related to the management, maintenance, operation, repair and replacement of the Common Areas, irrespective of whether such Common Areas are located within Parcel 1 or Parcel 2.

2

5. Unified Plan of Development. All buildings, structures, uses and parking areas on the Property are and shall be a part of a single unified plan of development, regardless of ownership, all in accordance with the Site Plan. Any modification of or amendment to the approved Site Plan initiated by the Declarant, its successors in interest or assignees, will require the consent and joinder of all owners of any subdivided portion of the Property.

6. Easements. The Declarant hereby grants and establishes the following non-exclusive free and unobstructed easements, licenses and privileges for the benefit of the Property and the owners of any subdivided parcel thereof and their successors, assigns, tenants, customers and business invitees:

i) to use the parking areas on the Property (excluding reserved covered parking) for the parking, ingress and egress of motor vehicles;

ii) for ingress and egress by vehicular and pedestrian traffic over and across all parking areas, parking lots, roadways and similar facilities for ingress and egress to and from all buildings and improvements on the Property to adjoining public streets;

iii) for the installation, operation, maintenance and replacement of utilities necessary to serve the property or any subdivided part thereof, together with the right to install, maintain, use, repair or replace underground pipes, ducts, conduits and cables as may be necessary to transmit or distribute necessary or desired utility services (including, without limitation, electricity, gas, water, sewer, cable, drainage, telephone and lighting) under such present and future areas of the Property constituting parking areas, roadways and other common areas as shown on the Site Plan and through such other portions of the Property which specifically provide for such utilities, provided the same do not materially interfere with the use and enjoyment of the Property or any subdivided portion thereof;

iv) for surface water drainage over, under and across the Property or such subdivided portions thereof as constituting parking areas, roadways, lawns and other common property as depicted on the Site Plan as well as through other portions of the Property which specifically provide for water drainage facilities, provided the same do not materially interfere with the use and enjoyment of the Property or any subdivided portion thereof.

7. Covenants Run with the Land. All the covenants, easements and restrictions set forth in this Declaration shall be perpetual and shall constitute covenants running with the land, shall be binding upon any and all persons and entities, their respective successors in interest, assigns and others having any right, title or interest in and to the Property or any portion thereof and all benefits

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that no such additional covenant, agreement, or declaration shall modify or negate the provisions this Declaration.

IN WITNESS WHEREOF, the Declarant has executed this Declaration as of the day and year set forth above.

Signed, sealed and delivered in the presence of:		“Declarant”

WITNESSES:		7100 FAIRWAY LLC, a Florida limited liability company

/s/ BARBARA ROBERTSON
Print Name:	Barbara Robertson	By:	/s/ RICHARD D. SEGAL
		Print Name:	Richard D. Segal
	/s/ JANET GALLOTELLO	Its:	Managing Member
Print Name:	Janet Gallotello

STATE OF NEW YORK

COUNTY OF WESTCHESTER

The foregoing instrument was acknowledged before me this 5th day of Sept. 2001 by Richard D. Segal, as Managing Member of 7100 FAIRWAY, LLC, a Florida limited liability company, who is personally known to me

(SEAL)	/s/ ASCENSINA D. TOOKMANIAN

Notary Public-State of NEWYORK
Commission Number: ___________
ASCENSINA D. TOOKMANIAN Notary Public, State of New York No.4672920 Qualified in Putnam County Term Expires Sept. 21, 2002

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EXHIBIT “A”

FAIRWAY OFFICE PARK

DESCRIPTION:

A PARCEL OF LAND LYING IN SECTION 10, TOWNSHIP 42 SOUTH RANGE 42 EAST, PALM BEACH COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE EAST RIGHT-OF-WAY OF AVENUE OF THE CHAMPIONS, PER PGA RESORT COMMUNITY FLAT NO. 1. AS RECORDED IN PLAT BOOK 36, PAGES 198 THROUGH 200 OF THE PALM BEACH COUNTY PUBLIC RECORDS, WITH THE SOUTH RIGHT-OF-WAY OF PGA BOULEVARD (STATE ROAD 788); THENCE _ 88_27’03’’ E, ALONG SAID SOUTH RIGHT-OF-WAY, 4259 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING S 88_27’03” E, ALONG SAID SOUTH RIGHT-OF-WAY, 842.16 FEET;

THENCE S 01_32’57” W, 756.03 FEET TO A POINT ON THE ARC OF A CURVE TO THE RIGHT WHOSE RADIUS POINT BEARS IN 12_16’25” W FROM SAID POINT, BEING ON THE NORTH RIGHT-OF-WAY OF FAIRWAY DRIVE PER FLAT OF FAIRWAY DRIVE AND FAIRWAY LANE. AS RECORDED IN FLAT BOOK 56, PAGES 21 THROUGH 22, PALM BEACH COUNTY PUBLIC RECORDS: THENCE WESTERLY ALONG SAID NORTH RIGHT-OF-WAY, ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 822.50 FEET, THROUGH A CENTRAL ANGLE OF 22_13’18”, 319.00 FEET TO THE POINT OF TANGENCY: THENCE CONTINUING ALONG SAID RIGHT-OF-WAY, N 80_03’07” W 307.06 FEET: THENCE N 41_13’50” W, 31.34 FEET TO A POINT ON THE ARC OF A CURVE TO THE LEFT WHOSE RADIUS POINT BEARS S 87_35’27” W FROM SAID POINT BEING FURTHER DESCRIBED AS BEING ON THE EAST RIGHT-OF-WAY OF THE SAID AVENUE OF CHAMPIONS; THENCE NORTHWESTERLY, ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 362.00 FEET THROUGH A CENTRAL ANGLE OF 20_41’15”, 130.71 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 116.00 FEET, THROUGH A CENTRAL ANGLE OF 31_32’57”, 63.87 FEET TO A POINT ON THE OF A CURVE TO THE LEFT WHOSE RADIUS BEARS N 84_36’12” W FROM SAID POINT: THENCE NORTHERLY, ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 276.00 FEET, 171.10 FEET TO THE POINT OF TANGENCY: THENCE N 01_30’41” E, ALONG THE EAST RIGHT-OF-WAY OF THE SAID AVENUE OF THE CHAMPIONS, 290.51 FEET: THENCE S 88_29’19” E, 15.32 FEET; THENCE N 01_33’57” E, 26.90 FEET: THENCE N 46_31’49” E, 35.76 FEET: THENCE S 88_31’19” E, 26.96 FEET: THENCE N 01_32’57” E, 15.30 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE, LYING AND BEING IN PALM BEACH COUNTY, FLORIDA SUBJECT TO ALL PERTINENT MATTERS OF PUBLIC RECORD.

CONTAINING 12.065 ACRES, MORE OR LESS.

EXHIBIT “B”

RESOLUTION 55, 1998

A RESOLUTION OF THE CITY COUNCIL OF THE CITY OF PALM BEACH GARDENS, FLORIDA, PROVIDING FOR APPROVAL OF SITE PLAN FOR TWO OFFICE BUILDINGS TO BE KNOWN AS THE FAIRWAY OFFICE CENTER LOCATED WITHIN THE PGA NATIONAL PLANNED COMMUNITY DISTRICT; PROVIDING FOR CONDITIONS OF APPROVAL; AND, PROVIDING FOR AN EFFECTIVE DATE.

WHEREAS, the City’s Growth Management Department has received and reviewed an application from Seavest, Inc. for the Fairway Office Center, totaling 176,600 square feet, to be located with the PGA National Planned Community;

WHEREAS, the City’s Growth Management Department is recommending approval of the Fairway Office Center petition; and

WHEREAS, the City’s Growth Management Department has determined that approval of said application is consistent with the City’s Comprehensive Plan.

NOW, THEREFORE, BE IT RESOLVED BY THE CITY COUNCIL OF THE CITY OF PALM BEACH GARDENS, FLORIDA:

Section 1. The City Council of the City of Palm Beach Gardens, Florida, hereby approves a site plan for the construction of 176,600 square feet of office space in two buildings located on 12 acres within the PGA National Planned Community.

Section 2. Said approval shall be consistent with plans filed with the City’s Growth Management Department as follows:

1.	June 23, 1998 Site Plan by M.J.Anderson Architectural Services INC., Sheet A 1.1

2.	July 2, 1998 Landscape Development Plan by George G. Gentile & Associates, INC., Sheet L-1.

3.	May 28, 1998 Elevations by M.J. Anderson Architectural Services INC., Sheet A 3.1.

Section 3. Said site plan approval shall comply with the following conditions:

1.	Prior to the issuance of the first Building Permit, the applicant shall provide a handicap access ramp at the 7-foot sidewalk just east of the loading spaces to provide access for the two relocated handicap spaces,

2.	Prior to the issuance of the first Certificate of Occupancy, the petitioner shall obtain permission from FDOT, if possible, for the placement of a concrete sidewalk in the PGA Boulevard right of way. The concrete sidewalk be completed from the eastern portion of the subject site to the southeast corner of Ryder Cup Boulevard and PGA Boulevard. In the event that the Florida Department of Transportation does not allow placement of the concrete sidewalk in the PGA Boulevard right-of-way in the area north of the lake, by the time required to construct the sidewalk, the petitioner shall instead construct a 5 foot wide concrete sidewalk around the south and west side of the lake instead of the wood chip walkway currently reflected on the plans so as to connect the sidewalk along PGA Boulevard with the sidewalk along Avenue of Champions. The sidewalk along Avenue of Champions shall extend along the west side of the property north to the right-of-way line of PGA Boulevard, in a form and location satisfactory to the city.

3.	Prior to the issuance of the first Building Permit, the plans shall be revised to provide for planting of an additional 12 Washingtonian Palms on the north and west elevations of the buildings, six (6) per building, and to provide for a concrete sidewalk from the entrance of the Phase II building eastward to the optional paving area, which shall be constructed if such parking area is constructed.

Section 4. The approval of this petition is contingent upon the approval of the following waiver:

a.	Waiver of Section 118-204(f) Building Height Limit, from 36 feet to 62 feet in height.

Section 5. This Resolution shall be effective upon adoption.

PASSED AND ADOPTED THIS THE 16th DAY OF JULY, 1998.

/s/ JOSEPH RUSSO
JOSEPH RUSSO, MAYOR

ATTEST		APPROVED AS TO LEGAL FORM AND
LINDA V. KOSIER		SUFFICIENCY.

By:	/s/ LINDA V. KOSIER	/s/ Illegible
CITY ATTORNEY

VOTE:		AYE NAY ABSENT
MAYOR RUSSO		☑ ☐ ☐

VICE MAYOR FURTADO	☑	☐	☐
COUNCILMAN SABATELLO	☑	☐	☐
COUNCILMAN JABLIN	☑	☐	☐
COUNCILMAN CLARK	☑	☐	☐

Resolution _5, 1998

[GRAPHIC OMITTED]

SKETCH & DESCRIPTION
EXHIBIT “C”

DESCRIPTION:

TWO PARCELS OF LAND BEING PORTIONS OF “FAIRWAY OFFICE CENTER” ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 89. PAGES 98 & 99 OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL “1”:

SAID PLAT OF “FAIRWAY OFFICE CENTER”, LESS THE FOLLOWING DESCRIBED PARCEL:

COMMENCING AT THE SOUTHEAST CORNER OF SAID PLAT; THENCE NORTH 01_32’57” EAST. ALONG THE EAST LINE OF SAID PLAT, A DISTANCE OF 67.77 FEET TO THE POINT OF BEGINNING;

THENCE CONTINUE NORTH 01_32’57” EAST, ALONG SAID EAST LINE, A DISTANCE OF 660.56 FEET; THENCE SOUTH 82_27’15” 2 WEST, A DISTANCE OF 340.73 FEET; THENCE SOUTH 01_11’16” WEST, A DISTANCE OF 131.34. FEET: THENCE SOUTH 86_15’55” EAST, A DISTANCE OF 167.13 FEET; THENCE SOUTH 37_10’41”. EAST, A DISTANCE OF 63.67 FEET; THENCE SOUTH 64_59’34’ WEST, A DISTANCE OF 61.97 FEET; THENCE SOUTH 77_58’28” WEST, A DISTANCE OF 80.52 FEET: THENCE SOUTH 11_53’50” EAST. A DISTANCE OF 296.51 FEET: THENCE SOUTH 77_08’53” EAST. A DISTANCE OF 47.30 FEET; THENCE SOUTH. A DISTANCE OF 92.70 FEET; THENCE NORTH 84_36’52” EAST, A DISTANCE OF 145.70 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE. LYING AND BEING IN PALM BEACH COUNTY, FLORIDA.

SUBJECT TO ALL PERTINENT MATTERS OF RECORD.

CONTAINING 8.614 ACRES, MORE OR LESS.

SURVEYOR’S NOTES:

1)      SKETCH AND DESCRIPTION BASED ON THE PLAT OF “FAIRWAY OFFICE CENTER” AS RECORDED IN PLAT BOOK 89, PAGES 98 & 99 OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA.

2)      THIS INSTRUMENT IS NOT A SKETCH OF SURVEY.

3)       UNLESS IT BEARS THE SIGNATURE AND THE ORIGINAL RAISED SEAL OF A FLORIDA LICENSED SURVEYOR AND MAPPER. THIS MAP/

RPB CONSULTING, INC. STATE OF FLORIDA LB. NO. 7022
REPORT IS FOR INFORMATIONAL PURPOSES AND IS NOT VALID.	BY:
FOR THE FIRM: DATE ROBERT P. BLASZYK PROFESSIONAL LAND SURVEYOR & MAPPER STATE OF FLORIDA REG. NO. 4133

RPB Consulting, Inc. Land Surveying and Mapping ________________________________ ___________________________	Fairway Office Center at PGA Parcels 1 & 2	PROJ. NO.: R–00 DATE: 4/16/01 SHEET 1 OF 3

SKETCH & DESCRIPTION
EXHIBIT “C”

PARCEL “2”:

A PORTION OF SAID “FAIRWAY OFFICE CENTER”. BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID PLAT; THENCE NORTH 01_32’57” EAST. ALONG THE EAST LINE OF SAID PLAT, A DISTANCE OF 67.77 FEET TO THE POINT OF BEGINNING:

THENCE CONTINUE NORTH 01_32’57” EAST, ALONG SAID EAST LINE. A DISTANCE OF 660.56 FEET; THENCE SOUTH 82_27’15” WEST. A DISTANCE OF 340.73 FEET; THENCE SOUTH 01_11’16” WEST, A DISTANCE OF 131.34 FEET; THENCE SOUTH 86_15’55” EAST. A DISTANCE OF 167.13 FEET; THENCE SOUTH 37_10’41” EAST. A DISTANCE OF 63.67 FEET; THENCE SOUTH 64_59’34” WEST., A DISTANCE OF 61.97 FEET; THENCE SOUTH 77_58’28” WEST, A DISTANCE OF 80.52 FEET; THENCE SOUTH 11_53’50” EAST. A DISTANCE OF 296.51 FEET; THENCE SOUTH 77_08’53” EAST. A DISTANCE OF 47.30 FEET; THENCE SOUTH. A DISTANCE OF 92.70 FEET; THENCE NORTH 84_36’52” EAST. A DISTANCE. OF 145.70 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE, LYING AND BEING IN PALM BEACH COUNTY, FLORIDA.

SUBJECT TO ALL PERTINENT MATTERS OF RECORD.

CONTAINING 3.451 ACRES, MORE OR LESS.

RPB Consulting, Inc. Land Surveying and Mapping ____________________________ _______________________	Fairway Office Center at PGA Parcels 1 & 2	PROJ. NO: R–00 DATE.: 4/16/01 SHEET 2 OF 3

SKETCH & DESCRIPTION
EXHIBIT “C”

[GRAPHIC OMITTED]

RPB Consulting, Inc. Land Surveying and Mapping ________________________________ ___________________________	Fairway Office Center at PGA Parcels 1 & 2	PROJ. NO.: R–00 DATE: 4/16/01 SHEET 3 OF 3

PREPARED BY AND RETURN TO:

Steven Cohen, Esq.

Holland & Knight LLP

625 N. Flagler Drive, Suite 700

West Palm Beach, FL 83401

DECLARATION OF COVENANTS, CONDITIONS,

EASEMENTS AND RESTRICTIONS

THIS DECLARATION OF COVENANTS, CONDITIONS, EASEMENTS AND RESTRICTIONS (the “Declaration”) is made this     /         day of Nov., 2001, by 7100 FAIRWAY LLC, a Florida limited liability company (the “Declarant”), whose principal address is 1601 Forum Place, Suite 200, West Palm Beach, FL 33401.

W I T N E S S E T H:

WHEREAS, Declarant owns a parcel of land located in the City of Palm Beach Gardens, Florida, and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, the Property is being developed by the construction of two office buildings and other appurtenant facilities in accordance with that certain site plan as approved by the City of Palm Beach Gardens Resolution 55, 1998, as may be amended from time to time (the “Site Plan”), a copy of which is attached hereto as Exhibit “B” and made a part hereof; and

WHEREAS, Section 290 of the Land Development Regulations of the City of Palm Beach Gardens provides that following approval of a boundary plat, a property owner may further subdivide a parcel of land by a metes and bounds description in accordance with certain terms and conditions set forth in said Section 290; and

WHEREAS, Declarant, as owner of the Property, has subdivided the site into two separate parcels by metes and bounds description as more particularly described on Exhibit “C” attached hereto and made a part hereof (sometimes referred to as “Parcel 1” and “Parcel 2”) and may convey the separate subdivided Parcel 1 and Parcel 2 to separate owners; and

WHEREAS, the Declarant has previously executed a Declaration of Unity of Control pursuant to the appropriate provisions of the Ordinances and Land Development Regulations of the City of Palm Beach Gardens, as recorded in Official Records Book 12926 at Page 1269 of the Public Records of Palm Beach County; Florida (the “Declaration of Unity of Control”), for the purposes of ensuring (i) a unified plan of development on the Property, and (ii) a unity of control over the Common Areas located on the Property (as such term is defined in the Declaration of Unity of Control); and

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WHEREAS, Declarant wishes to establish certain covenants, conditions, restrictions, easements and other provisions hereinafter set forth, in part, to provide for an allocation of assessments and costs between the owners of the Property, a process of ensuring for the payment of assessments and costs as are necessary for common maintenance and for otherwise carrying out the intent of the Declaration of Unity of Control.

NOW, THEREFORE, the Declarant hereby declares that the Property is and shall be held, transferred, sold, conveyed and occupied subject to the covenants, conditions, restrictions, easements and other provisions hereinafter set forth.

ARTICLE I

PROPERTY

1.1 Property. The Property subjected to the terms of this Declaration shall consist of all of the property described on Exhibit “A” attached hereto and made a part hereof, all of which Property is currently owned by Declarant. The Property is to be developed in accordance with the Site Plan, a copy of which is attached hereto as Exhibit “B” and made a part hereof. The Property has been subdivided into two (2) separate parcels as more particularly described on Exhibit “C” attached hereto and made a part hereof (each of which parcel may be sometimes referred to as a “Parcel”).

ARTICLE II

COMMON AREAS

2.1 Common Areas. The “Common Areas” as such term is used herein shall mean and refer to the Common Areas as such term is defined in the Declaration of Unity of Control.

ARTICLE III

COVENANTS RUN WITH LAND: BINDING OBLIGATION

3.1 Covenants Run with the Land. All the covenants, easements and restrictions set forth in this Declaration shall be perpetual and shall constitute covenants running with the land, shall be binding upon any and all persons and entities, their respective successors in interest, assigns and others having any right, title or interest in and to the Property or any portion thereof and all benefits deriving therefrom shall accrue to the benefit of all such persons, parties and entities.

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3.2 Binding Obligation. Any record owner from time to time of the fee simple title to the Property, or any portion thereof (the “Owner”), its legal representatives, successors and assigns shall be bound by this Declaration to the same extent and effect as if such Owner had joined in the execution hereof for the purpose herein expressed, including, but not limited to:

(i) Subjecting all of the Owner’s right, title and interest in its Parcel and tangible personal property thereon to the lien rights imposed hereunder;

(ii) Ratifying, confirming and consenting to the execution and recording of the Declaration;

(iii) Covenanting to perform each and every covenant, promise and undertaking to be performed by each Owner hereunder; and

(iv) Ratifying, confirming and consenting to each and every provision herein and acknowledging that all of the terms and provisions herein are reasonable.

ARTICLE IV

GENERAL COVENANTS OF OWNERS

4.1 Approval of Improvements. No building or other structure, or improvement or addition of any nature shall be erected, placed, altered or relocated until (i) the plans and specifications have been approved by the PGA Property Owners Association, Inc. (the “Association”), in accordance with its governing documents, as may be amended from time to time, and (ii) all governmental approvals have been obtained. Notwithstanding the foregoing, the Site Plan for the construction of two (2) office buildings and related improvements has been previously approved by Association and by the City of Palm Beach Gardens.

4.2 Governmental Regulations. The use of the Property shall be in compliance with the Site Plan, the Development Order, all applicable laws, rules, regulations, ordinances, and statutes including, without limitation, all governmental land use, zoning and environmental regulations, and the terms of this Declaration.

4.3 Refuse. All garbage and trash shall be deposited in appropriate receptacles within areas designated for that purpose or as depicted on this Site Plan. All such receptacles shall be maintained in a clean, neat and sanitary manner and, except during pickup times, shall be housed continuously in enclosures acceptable to the applicable waste management service responsible for waste pickup.

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4.4 Nuisance. No noxious or offensive activity shall be allowed on any portion of the Property, nor shall anything be done that is or may become a nuisance or annoyance to any Owner; provided, however, that Declarant and any builder shall be entitled to engage in activities related to the development, sale and leasing of the Property or any portion thereof.

4.5 Prohibited Structures. No structure of a temporary character, trailer, tent or shack shall be erected or placed on a Parcel at any time; provided, however, that with the prior written permission of the Declarant construction sheds and trailers used to facilitate ongoing construction may be located upon a Parcel during the active course of construction upon such Parcel.

4.6 Land Use Regulations. The minimum standards, rules, and regulations of any applicable governmental body, district, board, department, agency or the like shall be complied with by each Owner. In the development, use, and operation of a Parcel, each Owner must comply with all applicable governmental permits pertaining to the development, use, and operation of Parcel 1 and Parcel 2, including those permits issued by the City of Palm Beach Gardens and other governmental bodies, districts, boards, departments and agencies, the Site Plan and the Development Order.

4.7 Curing Contamination; Indemnity. An Owner, at its sole cost and expense, shall take immediate action to remedy and cure any contamination of or discharge into Parcels 1 and 2 of any other entities’ sewer, water, and other drainage system elements, to the extent that such contamination or harm arises out of such Owner’s (or other occupant’s) use or operation of its Parcel. Each Owner shall indemnify, defend and hold harmless the other Owner from and against any and all costs, expenses, liabilities, fines, penalties and cleanup costs incurred as a result of any damage or alteration to any such drainage systems by such Owner or its respective tenants, subtenants, invitees or legal representatives or as a result of any unlawful discharge of the Owner or its respective tenants, subtenants, invitees or legal representatives into any such drainage system.

4.8 Signs. No sign shall be installed or placed upon a Parcel without the prior written approval of the Declarant; provided, however, that an Owner shall be permitted to install temporary signs on its respective Parcel relating to the development, sale or leasing of such Parcel. All signs placed on the Property shall comply with all regulations and requirements of the City, and the Association.

ARTICLE V

MAINTENANCE

5.1 Owner’s Maintenance Responsibilities. The Owner of Parcel 1 and Parcel 2, each has the obligation, at its sole cost and expense, to maintain its respective Parcel and all improvements thereon, except to the extent that the

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Common Areas are to be maintained jointly as hereinafter provided: (i) in a safe, clean, operable and attractive condition at all times; (ii) in accordance with aesthetic standards generally utilized for Class A office buildings located within the City or as may be agreed upon by the Owners; (iii) in compliance with the conditions set forth in the Site Plan; and (iv) in compliance with all governmental, health, police and fire codes, ordinances, regulations and statutes applicable to such Parcel.

5.2 Maintenance of Common Areas. The Declarant, on behalf of itself and its successors and assigns, agrees that in the event that Parcel 1 and Parcel 2 are conveyed to separate owners, the Owners of Parcel 1 and Parcel 2 shall be responsible for the costs and expenses related to the management, maintenance, operation, repair and replacement of the Common Areas. As between the Owners of Parcels 1 and Parcel 2, each shall be responsible for fifty percent (50%) of the costs and expenses related to the management, maintenance, operation, repair and replacement of the Common Areas, irrespective of whether such Common Areas are located within Parcel 1 or Parcel 2. The Common Areas shall be maintained jointly by the Owners of Parcels 1 and Parcel 2 in a safe, clean, operable and attractive condition at all times, in accordance with the aesthetic standards established for Parcel 1 and Parcel 2 and for common areas of similar Class A office buildings located within the City. Notwithstanding anything to the contrary provided in this Declaration in no event shall the Owner of a Parcel be responsible for its 50% share of the costs and expenses related to the management, maintenance, operation, repair and replacement of the Common Areas until there is a substantially completed building constructed within such Parcel. “Substantially completed building” as such term is used herein shall mean an office building for which a certificate of occupancy has been issued by the City of Palm Beach Gardens.

5.3 Maintenance Contracts. The Owners of Parcel 1 and Parcel 2 may enter into contracts with any person (including any individual, corporation, governmental authority, partnership or association) for the maintenance and management of the Common Area, and may delegate to such person or entity all the powers and duties of the Owners of Parcel 1 and Parcel 2 as set forth herein. Additionally, the Owners of Parcel 1 and Parcel 2 may agree from time to time to maintain a joint management office in the office building located on either Parcel 1 or Parcel 2, in which case the Owners of Parcel 1 and Parcel 2 each shall be responsible for fifty percent (50%) of the costs and expenses related to the personnel, maintenance, operation, repair and replacement of such management office, in the same manner as Common Areas are maintained jointly.

ARTICLE VI

ASSESSMENTS

6.1 Applicability to Parcels. Parcel 1 and Parcel 2 shall be subject to assessments as provided for in this Declaration commencing as of the date of recording of this Declaration in the public records of Palm Beach County, Florida.

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6.2 Annual Assessment. The Owners of Parcel 1 and Parcel 2 shall meet at least annually to estimate the costs and expenses reasonably expected to be incurred in connection with the management, maintenance, operation, repair and replacement of the Common Areas for the upcoming year. The Owners shall jointly agree to and enact an annual assessment sufficient to meet this estimate, including the due date(s) for payment of such annual assessment (the “Annual Assessment”). In the event that the Owners are unable to agree upon the Annual Assessment, then such controversy shall be determined by binding arbitration in accordance with the provisions hereinafter set forth. Until such time as the Annual Assessment for the upcoming year is determined by agreement of the Owners or by binding arbitration, the Annual Assessment for the preceding year will control.

6.3 Arbitration. Any controversy between the Owners of Parcel 1 and Parcel 2 with respect to the purpose or amount of any assessment, shall be determined by binding arbitration in accordance with applicable Florida law and the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (“JAMS”). Judgment upon any arbitration will be conducted in Palm Beach County, Florida and administered by JAMS, who will appoint the arbitrator. If JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will commence within 90 days of the demand for arbitration.

6.4 Amount and Use of Annual Assessments. The Annual Assessment shall be in an amount sufficient to pay for all costs, expenses, and liabilities incurred jointly by the Owners of Parcel 1 and Parcel 2 including, but not limited to, costs, expenses and liabilities incurred with respect to (i) the administration, maintenance, repair, replacement, landscaping, and operation of the Common Areas, (ii) professional fees (including property management, legal and accounting fees) required in connection with the Common Areas, (iii) security costs (to the extent that the Owners of Parcels 1 and 2 agree to provide joint security services for the Property or the Common Area, and (iv) the creation of reserves as deemed necessary by the Owners of Parcels 1 and 2.

6.5 Special Assessments. In addition to the Annual Assessment, the Owners of Parcel 1 and Parcel 2 may agree to levy and collect Special Assessments for purposes of (i) the acquisition of property, (ii) the construction, reconstruction, repair or replacement of a capital improvement located within the Common Areas, including the necessary fixtures and personal property related thereto, and (iii) the payment of other costs, expenses, and liabilities not anticipated at the time of the adoption of the Annual Assessment, including the failure of an Owner to pay any assessment. All notices of Special Assessment shall designate the date when the Special Assessment is due.

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6.6 Certificate. The Owner of either Parcel 1 or Parcel 2 shall, upon demand and reasonable notice, furnish to the other Owner, a certificate in writing, setting forth assessment payment information applicable to such Owner’s Parcel, and such certificate shall be conclusive evidence of payment of any assessment therein stated to have been paid.

6.7 Lien Rights. All Annual Assessments and Special Assessments, together with interest thereon from the due date at the maximum rate allowed by law, and the cost of collection thereof (including reasonable attorney’s fees and disbursements and administrative charges), shall constitute a continuing lien on the Parcel that shall bind such Parcel, and shall also be the continuing obligation of the Owner of the Parcel. A claim of lien stating the description of either Parcel 1 or Parcel 2, the name of the Owner, the amount due, and the due date may be recorded in the public records of Palm Beach County, Florida, by the Owner of the other Parcel at such time as such Annual Assessment or Special Assessment is delinquent. Such claim of lien shall secure all unpaid assessments, interests, costs, charges and attorney’s fees and disbursements which are due, and which may accrue subsequent to the recording of the claim of lien and prior to entry of a final judgment of foreclosure.

6.8 Enforcement of Lien. The Owner of either Parcel 1 or Parcel 2 may bring an action to foreclose any claim of lien against a Parcel in the same manner as foreclosure of a mortgage on real property, and may bring suit on the personal obligation against the applicable Owner; provided, however, that prior to bringing an action to foreclose any claim of lien against a Parcel, the mortgagee of such Parcel shall be provided a notice of default under the Declaration with reasonable opportunity to cure such default (but only to the extent that such mortgagee has provided prior written notice to the Owners of its mortgage lien, together with mailing address for receipt of notice of default).

6.9 Applicability to Lienors. Notwithstanding any contrary provision in this Article VI, when a mortgagee becomes an Owner upon the foreclosure of a mortgage or as a result of a deed in lieu of foreclosure of such mortgage, such mortgagee shall not he liable for the unpaid share of assessments attributable to the subject mortgaged Parcel which became due prior to the acquisition of title to the Parcel by such mortgagee as a result of the foreclosure, or deed in lieu of foreclosure, unless the unpaid share of assessments is secured by a recorded claim of lien. Except as otherwise provided in this Section, any mortgagee becoming an Owner upon the foreclosure of a mortgage or as a result of a deed in lieu of foreclosure shall he liable for assessments in the same manner as any other Owner of Parcel 1 or Parcel 2.

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ARTICLE VII

EASEMENTS

7.1 Easement Rights Granted. The Declarant, pursuant to the Declaration of Unity of Control, has granted and established the following non-exclusive free and unobstructed easements, licenses and privileges for the benefit of the Property and the owners of any subdivided parcel thereof and their successors, assigns, tenants, customers and business invitees:

i) to use the parking areas on the Property (excluding reserved covered parking as depicted on the Site Plan) for the parking, ingress and egress of motor vehicles; the Owners of Parcel 1 and Parcel 2 shall not further reserve parking areas for the exclusive use of any tenant except for such reserved covered parking as depicted on the Site Plan; and

ii) for ingress and egress by vehicular and pedestrian traffic over and across all parking areas, parking lots, roadways and similar facilities for ingress and egress to and from all buildings and improvements on the Property to adjoining public streets; and

iii) for the installation, operation and maintenance of utilities necessary to serve the property or any subdivided part thereof, together with the right to install, maintain, use, repair or replace underground pipes, ducts, conduits and cables as may be necessary to transmit or distribute necessary or desired utility services (including, without limitation, electricity, gas, water, sewer, cable, drainage, telephone and lighting) under such present and future areas of the Property constituting parking areas, roadways and other common areas as shown on the Site Plan and through such other portions of the Property which specifically provide for such utilities, provided the same do not materially interfere with the use and enjoyment of the Property or any subdivided portion thereof; and

iv) for surface water drainage over, under and across the Property or such subdivided portions thereof as constituting parking areas, roadways, laws and other common property as depicted on the Site Plan as well as through other portions of the Property which specifically provide for water drainage facilities, provided the same do not materially interfere with the use and enjoyment of the Property or any subdivided portion thereof.

7.2 Easement for Ingress and Egress. In addition to any easements granted pursuant to this Declaration or the Declaration of Unity of Control, a non-exclusive easement is hereby granted and reserved for the benefit of each Owner and its respective tenants, subtenants, licensees, invitees, employees, agents, successors and assigns for ingress and egress, both pedestrian and vehicular, for the purpose of providing access to the places of business constructed on each Parcel and parking incidental thereto, over and upon all sidewalks (which are and shall be for

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pedestrian use only), service roads, driveways, and parking areas located from time to time upon the Property. The intent of this section is to allow free access to and from the public roads and highways abutting the Property, and over the roads and drives within the Property, to the places of business constructed upon the Property. Notwithstanding any provision in this Declaration to the contrary, no curb, fence, hedge, or other barrier shall be constructed or maintained on the common boundary between Parcels or elsewhere on the Property so as to unreasonably interfere with or obstruct the free flow of pedestrian or vehicular traffic within the Property or to and from the public roads and highways abutting the Property, without the prior written consent of Declarant or, after Declarant no longer owns a Parcel or any portion thereof, the Owners of Parcel 1 and Parcel 2.

7.3 Cross Access Cross Drainage and Cross Utility Easements. In addition to any easement granted pursuant to this Declaration or the Declaration of Unity of Control, the Owners of each Parcel shall have a perpetual, non-exclusive easement for (i) access, ingress and egress over the remaining Parcel, (ii) access over the internal road(s) within Parcels 1 and 2 as depicted on the Site Plan, and (iii) storm water management and drainage purposes and utilities and telecommunications systems installation, repair, maintenance and removal over, the remaining Parcel. Each of the easements granted or reserved in this section or elsewhere in this Article shall be limited to those areas designated or referenced for the intended purposes as depicted on the Site Plan, or as otherwise specified by Declarant. However, to the extent easement areas as actually constructed differ from the Site Plan or any other designation by Declarant, the easements shall extend to the as-build improvements on each Parcel, and in no event shall any such easements be deemed to extend on, over, under or across any portion of the Property at any time used for the construction of building improvements thereon.

7.4 Easement Rights of Declarant. Declarant reserves for itself, its designees, legal representatives, successors and assigns, perpetual and temporary easements for any and all purposes over the Property and any portion thereof, at any time, without the need for any joinder, ratification or consent by any Owner, or any mortgagee or lienholder; provided, however that such easements shall not encroach upon any building or otherwise materially interfere with an Owner’s use of its Parcel. If requested by Declarant, any Owner, and any lienholder of mortgagee shall join in all documents specifically describing the easements reserved hereunder to evidence such easements. All easements reserved hereunder may be used at Declarant’s option for any purpose including, but not limited to (i) using, draining into, dredging and maintaining any lakes and water management tracts within the Property; (ii) hauling any fill, dirt, or other materials arising from the development of the Property or surrounding property; and (iii) constructing, installing, operating, maintaining, repairing, inspecting, extending or replacing any improvements and systems servicing the Property or surrounding properties, monitoring wells, drainage and irrigation systems, signage, security systems, utility systems (including, but not limited to, electric, gas, water, sewer, telephone, cable

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television, cable distribution, and communications systems), landscaping and water areas, parking areas and pedestrian access.

ARTICLE VIII

INSURANCE

8.1 Owner’s Insurance Responsibilities. Each Owner shall maintain insurance on that portion of the Common Areas located within the Owner’s Parcel and any and all improvements located thereon (collectively “Insured Property”), in such amount as determined annually by the Owners in their discretion. Such coverage shall afford protection against (i) loss or damage by fire, flood, or other hazards covered by a standard extended coverage endorsement, and (ii) such other risks as are customarily covered with respect to improvements similar to the Insured Property in construction, location and use. Each Owner shall maintain comprehensive general public liability and property damage insurance covering loss or damage resulting from accidents or occurrences on, about or in connection with the Insured Property or any work or actions taken related to the Insured Property, with such coverage as shall be required by the Owners in their discretion and, if feasible, with a cross-liability endorsement to cover liability of the Owners in the aggregate to any Owner, and vice versa. Each Owner shall keep the buildings and all other improvements within the Owner’s Parcel (including Common Areas) insured in an amount not less than one hundred percent (100%) of the full insurable replacement value thereof, excluding foundation and excavation costs. If separate insurance policies are maintained for Common Areas, then the Owners of Parcel 1 and 2 shall each be responsible for fifty (50%) percent of the costs and expenses related to maintenance of such insurance of Common Areas; and to the extent that each Owner separately incurs the cost of insurance coverage for Common Areas located within its respective Parcel, the Owner of Parcel 2 agrees to reimburse the Owner of Parcel 1 for any additional cost of insurance coverage by reason of additional Common Area located within Parcel 1. Subject to the prior rights of mortgagees, any proceeds received from insurance against injury to or damage or destruction of the Owner’s improvements, shall first be applied to the repair, restoration, or reconstruction of such improvements. In addition, each Owner may obtain insurance coverage at such Owner’s own expense and at the Owner’s own discretion upon all other property within the Owner’s Parcel including, but not limited to, the Owner’s personal property, and for the Owner’s personal liability and public liability, title and any other risk.

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ARTICLE IX

REMEDIES

9.1 Rights of Owners for Violation by an Owner. In the event an Owner violates any provision of this Declaration, the other Owner shall have the right to:

A. Seek any available relief at law or in equity, including but not limited to, damages and injunctive relief;

B. After five (5) days prior written notice to the Owner (except in an emergency, when no notice shall be required), enter (or designate the proper Persons to enter) upon the Owner’s Parcel or any part of the Common Areas and abate, cure or remove such violation, carry out the Owner’s obligations, or otherwise remedy the violation, without being liable for any manner of trespass or constructive eviction, or any damages; and

C. Charge the Owner for all costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred in seeking and enforcing any of the remedies provided for herein, which charge shall constitute a lien against the Owner’s Parcel.

9.2 Attorneys’ Fees. In the event that attorneys’ fees and disbursements are incurred at any level of litigation or other form of legal proceedings arising under this Declaration (including, but not limited to trial and appellate proceedings), the prevailing party shall be entitled to reimbursement from the other party or parties to the litigation for the reasonable attorneys’ fees and disbursements incurred by the prevailing party.

ARTICLE X

OBLIGATIONS OF OWNER

10.1 Each Owner agrees that it shall be responsible for the payment and satisfaction of all obligations that may become liens against its Parcel pursuant to this Declaration. Further, the amount of any lien granted to any Owner hereunder shall include, but not be limited to, the costs of enforcing the lien (including, but not limited to reasonable attorneys’ fees and disbursements) and interest on the amount of the lien at the highest rate allowed by law, and each such lien may be foreclosed in the same manner as a mortgage against real property. Any lien granted by or arising under this Declaration shall be effective as of the date that a claim of lien for such lien is recorded in the Public Records of Palm Beach County, Florida.

ARTICLE XI

AMENDMENT

11.1 General Procedure. Except as otherwise specifically provided in this Declaration, any of the terms and provisions in this Declaration may be amended or deleted, and new terms and provisions may be created, by an amendment to this Declaration approved by the Owners of Parcel 1 and Parcel 2. Any amendment shall be evidenced by a Certificate of Amendment executed with the formalities of a

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deed, which shall be placed of record in the Public Records of Palm Beach County, Florida, and shall include the recording data identifying this Declaration.

ARTICLE XII

DURATION

12.1 This Declaration shall continue in full force and effect for ninety (90) years from the date of this Declaration is recorded, and shall be continued automatically, and without further notice, from such date for periods of ten (10) years each, unless at least six months prior to the expiration of the period a termination of this Declaration, a termination signed by all Owners of the Property (with joinder and consent of any Mortgagee) is recorded in the Public Records of Palm Beach County, Florida. In the event this Declaration is terminated under this Article, or any other provision or Article contained herein, a similar Declaration shall be executed and recorded in the Public Records of Palm Beach County, Florida, if necessary to insure a continuation of the operational, administrative, and maintenance services performed with respect to the Common Areas.

ARTICLE XIII

SEVERABILITY

13.1 The determination that any provision of this Declaration is unenforceable, invalid or void, shall not affect the enforceability or validity of any other provision herein.

ARTICLE XIV

APPLICABLE LAW. VENUE

14.1 This Declaration shall be interpreted according to the law of the State of Florida, and the proper venue of any actions arising hereunder shall be Palm Beach County, Florida.

IN WITNESS WHEREOF, the Declarant has executed this Declaration as of the day and year set forth above.

Signed, sealed and delivered in the presence of:		“Declarant”

WITNESSES:		7100 FAIRWAY LLC, a Florida limited liability company

	/s/ BARBARA ROBERTSON	By:	/s/ RICHARD D. SEGAL
Print Name:	Barbara Robertson	Print Name:	Richard D. Segal
		Its:	Managing Member

/s/ JANET GALLOTELLO
Print Name:	Janet Gallotello

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STATE OF N.Y.

COUNTY OF WESTCHESTER

The foregoing instrument was acknowledged before me this   /      day of November, 2001, by Richard Segal, as Managing Member of 7100 FAIRWAY, LLC, a Florida limited liability company, who has produced                                                       as identification.

(SEAL)

/s/ ASCENSINA D. TOOKMANIAN
Notary Public-State of N.Y.

Commission Number:

ASCENSINA D. TOOKMANIAN
Notary Public, State of New York
No. 4672920
Qualified in Putnam County
Term Expires Sept.

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EXHIBIT “A”

FAIRWAY OFFICE PARK

DESCRIPTION:

A PARCEL OF LAND LYING IN SECTION 10, TOWNSHIP 42 SOUTH, RANGE 42 EAST, PALM BEACH COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE EAST RIGHT-OF -WAY OF AVENUE OF THE CHAMPIONS, PER PGA RESORT COMMUNITY PLAT NO. 1, AS RECORDED IN PLAT BOOK 36, PAGES 198 THROUGH 200 OF THE PALM BEACH COUNTY PUBLIC RECORDS WITH THE SOUTH RIGHT-OF-WAY OF PGA BOULEVARD (STATE ROAD 788); THENCE S 88_27’03” E, ALONG SAID SOUTH RIGHT-OF-WAY, 42.5_ FEET TO THE POINT OF BEGINNING; THENCE CONTINUING S 88_27’03” E, ALONG SAID SOUTH RIGHT-OF-WAY, 842.16 FEET;

THENCE S 01_32’57” W, 756.03 FEET TO A POINT ON THE ARC OF A CURVE TO THE RIGHT WHOSE RADIUS POINT BEARS N 12_16’25” W FROM SAID POINT, SAID POINT BEING ON THE NORTH RIGHT-OF-WAY OF FAIRWAY DRIVE, PER PLAT OF FAIRWAY DRIVE AND FAIRWAY LANE. AS RECORDED IN PLAT BOOK 56, PAGES 21 THROUGH 22, PALM BEACH COUNTY PUBLIC RECORDS; THENCE WESTERLY ALONG SAID NORTH RIGHT-OF-WAY, ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 822.50 FEET, THROUGH A CENTRAL ANGLE OF 22_13’18”, 319.00 FEET TO THE POINT OF TANGENCY; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY, N 80_03’07” W 307.06 FEET; THENCE N 41_73’50” W, 31.34 FEET TO A POINT ON THE ARC OF A CURVE TO THE LEFT WHOSE RADIUS POINT BEARS S 87_35’27” W FROM SAID POINT BEING FURTHER DESCRIBED AS BEING ON THE EAST RIGHT-OF-WAY OF THE SAID AVENUE OF CHAMPIONS; THENCE NORTHWESTERLY, ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 362.00 FEET. THROUGH A CENTRAL ANGLE OF 20_41’15”,130.71 FEET TO A POINT OF COMPOUND CURVATURE ; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 116.00 FEET. THROUGH A CENTRAL ANGLE OF 31_32’57”, 63.87 FEET TO A POINT ON THE OF A CURVE TO THE LEFT WHOSE RADIUS BEARS N 84_56’12” W FROM SAID POINT; THENCE NORTHERLY, ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 2760.00 FEET, 171.10 FEET TO THE POINT OF TANGENCY; THENCE N 01_30’41” E, ALONG THE EAST RIGHT-OF-WAY OF THE SAID AVENUE OF THE CHAMPIONS, 290.51 FEET; THENCE S 88_29’19” E, 15.32 FEET; THENCE N 01_33’57” E 26.90 FEET; THENCE N 46_31’49” E, 35.76 FEET; THENCE S 88_31’19” E 26.96 FEET; THENCE N 01_32’57” E, 15.30 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE, LYING AND BEING IN PALM BEACH COUNTY, FLORIDA SUBJECT TO ALL PERTINENT MATTERS OF PUBLIC RECORD.

CONTAINING 12.065 ACRES, MORE OR LESS.

EXHIBIT “B”

RESOLUTION 55, 1998

A RESOLUTION OF THE CITY COUNCIL OF THE CITY OF PALM BEACH GARDENS, FLORIDA, PROVIDING FOR APPROVAL OF SITE PLAN FOR TWO OFFICE BUILDINGS TO BE KNOWN AS THE FAIRWAY OFFICE CENTER LOCATED WITHIN THE PGA NATIONAL PLANNED COMMUNITY DISTRICT; PROVIDING FOR CONDITIONS OF APPROVAL; AND, PROVIDING FOR AN EFFECTIVE DATE.

WHEREAS, the City’s Growth Management Department has received and reviewed an application from Seavest, Inc. for the Fairway Office Center, totaling 176,600 square feet, to be located with the PGA National Planned Community;

WHEREAS, the City’s Growth Management Department is recommending approval of the Fairway Office Center petition; and

WHEREAS, the City’s Growth Management Department has determined that approval of said application is consistent with the City’s Comprehensive Plan.

NOW, THEREFORE, BE IT RESOLVED BY THE CITY COUNCIL OF THE CITY OF PALM BEACH GARDENS, FLORIDA;

Section 1. The City Council of the City of Palm Beach Gardens, Florida, hereby approves a site plan for the construction of 176,600 square feet of office space in two buildings located on 12 acres within the PGA National Planned Community.

Section 2. Said approval shall be consistent with plans filed with the City’s Growth Management Department as follows:

1.	June 23, 1998 Site Plan by M.J. Anderson Architectural Services INC., Sheet A-1.1

2.	July 2, 1998 Landscape Development Plan by George G. Gentile & Associates, INC., Sheet L__.

3.	May 28, 1998 Elevations by M.J. Anderson Architectural Services INC., Sheet 3.1.

Section 3. Said site plan approval shall comply with the following conditions:

1.	Prior to the issuance of the first Building Permit, the applicant shall provide a handicap access ramp at the 7-foot sidewalk just east of the loading spaces to provide access for two relocated handicap spaces.

2.	Prior to the issuance of the first Certificate of Occupancy, the petitioner shall obtain permission from FDOT, if possible, for the placement of a concrete sidewalk in the PGA Boulevard right of way. The concrete sidewalk be completed from the eastern portion of the subject site to the southeast corner of Ryder Cup Boulevard and PGA Boulevard. In the event that the Florida Department of Transportation does not allow placement of the concrete sidewalk in the PGA Boulevard right-of-way in the area north of the lake, by the time required to construct the sidewalk, the petitioner shall instead construct a 5 foot wide concrete sidewalk along the south and west side of the lake instead of the wood chip walkway currently reflected on the plans so as to connect the sidewalk along PGA Boulevard with the sidewalk along Avenue of the Champions.The sidewalk along the Avenue of Champions shall extend along the west side of the property north to the right-of-way line of PGA Boulevard, in a form and location satisfactory to the City.

3.	Prior to the issuance of the first Building Permit, the plans shall be revised to provide for planting of an additional 12 Washingtonian Palms on the north and west elevations of the buildings, six (6) per building, and to provide for a concrete sidewalk from the entrance of the Phase II building eastward to the optional paying area, which shall be constructed if such parking area is constructed.

Section 4. The approval of this petition is contingent upon the approval of the following waiver:

a. Waiver of Section 118-204(f) Building Height Limit, from 36 feet to 62 feet in height.

Section 5. This Resolution shall be effective upon adoption.

PASSED AND ADOPTED THIS THE 16th DAY OF JULY 1998.

/s/ JOSEPH RUSSO
JOSEPH RUSSO, MAYOR

ATTEST: LINDA V. KOSIER		APPROVED AS TO LEGAL FORM AND SUFFICIENCY.

By:	/s/ LINDA V. KOSIER	/s/ Illegible
CITY ATTORNEY

VOTE:	AYE	NAY	ABSENT
MAYOR RUSSO	☑	☐	☐

VICE MAYOR FURTADO	☑	☐	☐
COUNCILMAN SABATELLO	☑	☐	☐
COUNCILMAN JABLIN	☑	☐	☐
COUNCILMAN CLARK	☑	☐	☐

Resolution _5, 1998

[GRAPHICS OMITTED]

SKETCH & DESCRIPTION
EXHIBIT “C”

DESCRIPTION:

TWO PARCELS OF LAND BEING PORTIONS OF “FAIRWAY OFFICE CENTER”. ACCORDING TO THE PLAT THEREOF. AS RECORDED IN PLAT BOOK 89, PAGES 98 & 99 OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA. BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL “1”:

SAID PLAT OF “FAIRWAY OFFICE CENTER”, LESS THE FOLLOWING DESCRIBED PARCEL:

COMMENCING AT THE SOUTHEAST CORNER OF SAID PLAT; THENCE NORTH 01_32’57” EAST. ALONG THE EAST LINE OF SAID PLAT, A DISTANCE OF 67.77 FEET TO THE POINT OF BEGINNING;

THENCE CONTINUE NORTH 01_32’57” EAST, ALONG SAID EAST LINE, A DISTANCE OF 660.56 FEET; THENCE SOUTH 82_27’15” 2 WEST, A DISTANCE OF 340.73 FEET; THENCE SOUTH 01_11’16” WEST. A DISTANCE OF 131.34 FEET; THENCE SOUTH 86_15’55” EAST, A DISTANCE OF 167.13 FEET; THENCE SOUTH 37_10’41” EAST, A DISTANCE OF 63.67 FEET; THENCE SOUTH 64_59’34” WEST, A DISTANCE OF 61.97 FEET; THENCE SOUTH 77_58’28” WEST, A DISTANCE OF 80.52 FEET; THENCE SOUTH 11_53’50” EAST, A DISTANCE OF 296.51 FEET; THENCE SOUTH 77_08’53” EAST, A DISTANCE OF 47.30 FEET; THENCE SOUTH, A DISTANCE OF 92.70 FEET; THENCE NORTH 84_36’52” EAST, A DISTANCE OF 145.70 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE, LYING AND BEING IN PALM BEACH COUNTY, FLORIDA.

SUBJECT TO ALL PERTINENT MATTERS OF RECORD.

CONTAINING 8_614 ACRES, MORE OR LESS.

SURVEYOR’S NOTES:

1)      SKETCH AND DESCRIPTION BASED ON THE PLAT OF “FAIRWAY OFFICE CENTER” AS RECORDED IN PLAT BOOK 89, PAGES 98 & 99 OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA.

2)      THIS INSTRUMENT IS NOT A SKETCH SURVEY.

3)      UNLESS IT BEARS THE SIGNATURE AND THE ORIGINAL RAISED SEAL OF A FLORIDA LICENSED SURVEYOR AND MAPPER, THIS MAP/REPORT IS FOR INFORMATIONAL PURPOSES AND IS NOT VALID.

RPB CONSULTING, INC. STATE OF FLORIDA LB. NO. 7022

BY:
FOR THE FIRM: ROBERT P. BLASZYK PROFESSIONAL LAND SURVEYOR & MAPP__ STATE OF FLORIDA REG. NO. 4133

RPB Consulting, Inc. Land Surveying and Mapping ___________________________________ ____________________	Fairway Office Center at PGA Parcels 1 & 2	PROJ. NO.: R-_ DATE: 4/__/0_ SHEET 1 OF _

SKETCH & DESCRIPTION
EXHIBIT “C”

PARCEL “2”:

A PORTION OF SAID “FAIRWAY OFFICE CENTER”, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID PLAT; THENCE NORTH 01_32’57” EAST. ALONG THE EAST LINE OF SAID PLAT, A DISTANCE OF 67.77 FEET TO THE POINT OF BEGINNING:

THENCE CONTINUE NORTH 01_32’57” EAST ALONG SAID EAST LINE A DISTANCE OF 660.56 FEET; THENCE SOUTH 82_27’15” WEST. A DISTANCE OF 340.73 FEET; THENCE SOUTH 01_11’16” WEST. A DISTANCE OF 131.34 FEET; THENCE SOUTH 86_15’55” EAST. A DISTANCE OF 167.13 FEET: THENCE SOUTH 37_10’41” EAST. A DISTANCE OF 63.67 FEET; THENCE SOUTH 64_59’34” WEST, A DISTANCE OF 61.97 FEET; THENCE SOUTH 77_58’28” WEST, A DISTANCE OF 80.52 FEET: THENCE SOUTH 11_53’50” EAST. A DISTANCE OF 296.51 FEET; THENCE SOUTH 77_08’53” EAST. A DISTANCE OF 47.30 FEET; THENCE SOUTH, A DISTANCE OF 92.70 FEET; THENCE NORTH 84_36’52” EAST, A DISTANCE OF 145.70 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE, LYING AND BEING IN PALM BEACH COUNTY, FLORIDA. SUBJECT TO ALL PERTINENT MATTERS OF RECORD CONTAINING 3.451 ACRES, MORE OR LESS.

RPB Consulting, Inc. Land Surveying and Mapping ___________________________________ ____________________	Fairway Office Center at PGA Parcels 1 & 2	PROJ. NO.: R- DATE: 4/16/0_ SHEET 2 OF _

SKETCH & DESCRIPTION
EXHIBIT “C”

[GRAPHIC OMITTED]

RPB Consulting, Inc. Land Surveying and Mapping ___________________________________ __________________________	Fairway Office Center at PGA Parcels 1 & 2	PROJ. NO.: R- DATE: 4/16/0_ SHEET 3 OF _

ADDENDUM “J”

OPERATING EXPENSE EXCLUSIONS

1.	Real property taxes attributable solely to transfer of the Building or any interest therein or in Lessor or a refinancing thereof or franchise, transfer, inheritance or capital’ stock taxes or taxes imposed upon or measured by the income or profits of Lessor.

2.	Principal or interest or other charges on any debt of Lessor, except on capital improvements as stated in Section 1(E) of the Lease.

3.	Depreciation or amortization.

4.	The cost of any item or expense, which, in accordance with generally-accepted accounting principles is, or should be, capitalized on the books of Lessor, except on capital improvements as stated in Section 1(E) of the Lease.

5.	The cost of any alterations, additions, changes or decorations which are made in order to prepare space specifically for tenant occupancy, whether new or continued.

6.	The cost of performing work or furnishing services to or for any tenant, including Lessee, at Lessor’s expense, which is reimbursed to Lessor by said tenant.

7.	The general overhead of Lessor and labor costs (including salaries, wages, bonuses, medical, surgical and general welfare benefits (including life insurance, pension and union and general welfare payments and other fringe benefits, severance and sick day payments and social security and payroll taxes) and all other compensation of all administrative personnel, officers, executives and staff members of Lessor or Lessor’s agents above the grade of building manager.

8.	Any accrued and unfunded pension or other benefits for any personnel.

9.	Any rent, additional rent, imposition or other charge under any lease (including any ground or “sandwich” lease) or sublease to or assumed by Lessor.

10.	Any cost which would otherwise be an Operating Expense to the extent the same is reimbursable to Lessor by proceeds of insurance, condemnation award, refund, credit, warranty, service contract, any tenant (including Lessee) of the Building (except reimbursement pursuant to provisions in the nature of this section) or otherwise.

11.	Brokerage and leasing commissions, legal costs (including attorney’s fees and disbursements), space planning or architectural or engineering fees, closing costs and expenses and transfer and similar taxes, all of which are solely incurred in leasing or procuring tenants for the Building, including Lessee, or in connection with any mortgaging, financing, refinancing, transfer, sale of the Real Property or any part thereof or interest therein, or entering into or extending or modifying any lease, including this lease, or sublease to or assumed by Lessor.

12.	The cost incurred by Lessor in performing work or furnishing any service to or for a tenant of space in the Building (including Lessee) at such tenant’s cost and expense, regardless of the amount billed or received by Lessor for performing such work or furnishing such service.

13.	Advertising, marketing or promotional expenditures.

14.	The cost of the acquisition of any artwork (other than the costs of maintaining, insuring and securing same).

15.	Costs and expenses (including court costs, attorneys’ fees and disbursements) related to or arising under or in connection with disputes with tenants, any lessor under a lease or holder of a mortgage or disputes which result in punitive damages being assessed against Lessor or disputes relating to claims of personal injury or property damage.

16.	The cost of any work or services performed or other expenses incurred in connection with installing, operating and maintaining any specialty service or facility other than a public or common area of the Building, such as an observatory, broadcasting facility of any luncheon, athletic or recreational club; provided however, that this exclusion shall not apply to the cost of HVAC, cleaning or other Operating Expenses as defined in the Lease, furnished to an area of space leased to a tenant and used by such tenant for such purposes.

17.	Any cost or expense incurred in connection with correcting latent defects or inadequacies in the Building of which Lessor has received written notice within six (6) months after the Lease Commencement Date.

18.	Costs incurred to correct any misrepresentation by Lessor expressly made herein.

19.	Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor or any affiliate of Lessor.

20.	Late fees, penalties, interest charges or similar costs incurred by Lessor.

21.	Costs associated with the operation of the business of the legal entity that constitutes Lessor as the same is separate and apart from the cost of the operation of the Building, including legal entity formation, internal entity accounting and legal matters.

22.	Costs incurred due to violation by Lessor or any tenant of the Building of the terms of any lease or any laws, rules, regulations or ordinances applicable to the Building.

23.	The cost of any construction, refurbishing, reconstruction or restoration of the Building in excess of that necessary to maintain the Building as a “Class A” office project.

24.	The cost incurred in the removal, contained, encapsulation or disposal of or repair or cleaning (or monitoring) or any areas affected by Hazardous Materials which are not part of the normal operations of the Real Property and Building arid also which exceed Thirty-Five Thousand Dollars ($35,000.00) in any one Lease Year.

25.	Properly management and asset management fees which in the aggregate exceed the greater of six percent (6%) of gross receipts or prevailing rates.

26.	The cost (including taxes) of any utility furnished to any area of the Building lease to or occupied by Lessee or other tenants of the Building or available for leasing or occupancy by tenants, if paid by Lessee or other tenants directly to utility provider.

27.	Un-recovered expenses resulting directly from the negligence of Lessor, or its agents, servants or employees.

28.	Any expenditures made more than twenty four (24) months prior to submission of demand.

29.	Any amount paid to an affiliate of Lessor to the extent any such amount is in excess of the amount which would be paid for comparable service and expertise in absence of such relationship.

30.	The cost of any work or service to the extent performed for any facility other than the Building.